                                                                     EXHIBIT 2.5


                            ASSET PURCHASE AGREEMENT


                              DATED AUGUST 23, 1999


                                  BY AND AMONG

                             RUSH ENTERPRISES, INC.

                    RUSH EQUIPMENT CENTERS OF MICHIGAN, INC.

                               CALVERT SALES, INC.

                                       AND

                               THOMAS B. CALVERT,
                       TRUSTEE OF THOMAS B. CALVERT TRUST
                    (Sole Shareholder of Calvert Sales, Inc.)


                              COVERING THE PURCHASE
                             OF SPECIFIED ASSETS OF

                               CALVERT SALES, INC.

                                TABLE OF CONTENTS

                                                                                                   Page
1.       GENERAL DEFINITIONS..................................................................        1
         1.1      "Assets"....................................................................        1
         1.2      "Affiliate".................................................................        1
         1.3      "Balance Sheet Date"........................................................        1
         1.4      "Best Knowledge"............................................................        1
         1.5      "Business"..................................................................        2
         1.6      "Business Day"..............................................................        2
         1.7      "Closing"...................................................................        2
         1.8      "Closing Date"..............................................................        2
         1.9      "Code"......................................................................        2
         1.10     "Contracts".................................................................        2
         1.11     "Control"...................................................................        2
         1.12     "Damages"...................................................................        2
         1.13     "Deposits"..................................................................        2
         1.14     "Encumbrance"...............................................................        2
         1.15     "Environmental Conditions"..................................................        2
         1.16     "Environmental Laws"........................................................        2
         1.17     "Environmental Liabilities".................................................        3
         1.18     "Environmental Permits".....................................................        3
         1.19     "ERISA".....................................................................        3
         1.20     "Escrow Agent"..............................................................        3
         1.21     "Exchange Act"..............................................................        3
         1.22     "Excluded Assets"...........................................................        3
         1.23     "Governmental Authority"....................................................        3
         1.24     "Governmental Requirement"..................................................        4
         1.25     "Hazardous Materials".......................................................        4
         1.26     "Indemnification Event".....................................................        4
         1.27     "Indemnitee"................................................................        4
         1.28     "Indemnitor"................................................................        4
         1.29     "John Deere"................................................................        4
         1.30     "Losses"....................................................................        4
         1.31     "Mt. Morris Improvements"...................................................        4
         1.32     "Mt. Morris Land"...........................................................        4
         1.33     "Mt. Morris Lease"..........................................................        4
         1.34     "Mt. Morris Property".......................................................        4
         1.35     "New Contracts".............................................................        5
         1.36     "New Pontiac Location"......................................................        5
         1.37     "Old Pontiac Location"......................................................        5
         1.38     "Overstocked Item"..........................................................        5
         1.39     "PBGC"......................................................................        5
         1.40     "Permitted Exceptions"......................................................        5


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
         1.41     "Person"....................................................................        5
         1.42     "Pontiac Relocation"........................................................        5
         1.43     "Purchase Price"............................................................        5
         1.44     "Reference Balance Sheet"...................................................        5
         1.45     "Retained Liabilities"......................................................        6
         1.46     "Schedule"..................................................................        6
         1.47     "SEC" or "Commission".......................................................        6
         1.48     "Section"...................................................................        6
         1.49     "Securities Act"............................................................        6
         1.50     "Slow-Moving Item"..........................................................        6
         1.51     "Subsidiary"................................................................        6
         1.52     "Tax Returns"...............................................................        6
         1.53     "Taxes".....................................................................        6
         1.54     "Territory".................................................................        6
         1.55     "Third-Party Claims"........................................................        6
         1.56     "Title Company".............................................................        6
         1.57     "UCC Report"................................................................        6

2.       PURCHASE AND SALE OF THE ASSETS; CLOSING DATE........................................        7
         2.1      Assets to be Purchased......................................................        7
         2.2      Purchase and Sale...........................................................        8
         2.3      Delivery of Assets and Transfer Documents...................................        8
         2.4      UCC Reports.................................................................        8
         2.5      Closing; Closing Date.......................................................        9
         2.6      Excluded Assets.............................................................        9
         2.7      Escrowed Funds..............................................................       10

3.       PURCHASE PRICE.......................................................................       10
         3.1      Price and Payment...........................................................       10
         3.2      Assumed Obligations.........................................................       11

4.       REPRESENTATIONS AND WARRANTIES OF SELLER
         AND THE SHAREHOLDER..................................................................       12
         4.1      Incorporation; Capitalization...............................................       13
         4.2      Employee Benefits...........................................................       13
         4.3      Financial Statements........................................................       14
         4.4      Events Since the Balance Sheet Date.........................................       14
         4.5      Customer List...............................................................       15
         4.6      Taxes.......................................................................       15
         4.7      Employee Matters............................................................       16
         4.8      Contracts and Agreements....................................................       17
         4.9      Effect of Agreement.........................................................       18
         4.10     Properties, Assets and Leasehold Estates....................................       19
         4.11     Intangible Property.........................................................       19
         4.12     Suits, Actions and Claims...................................................       20

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
         4.13     Licenses and Permits; Compliance With Governmental Requirements.............       20
         4.14     Authorization...............................................................       20
         4.15     Records.....................................................................       20
         4.16     Environmental Protection Laws...............................................       21
         4.17     Brokers and Finders.........................................................       22
         4.18     Deposits....................................................................       22
         4.19     Work Orders.................................................................       22
         4.20     Telephone Numbers...........................................................       22
         4.21     No Royalties................................................................       22
         4.22     Insurance...................................................................       23
         4.23     Great Lakes Sales and Rental, Inc...........................................       23
         4.24     Warranties and Product Liability............................................       23
         4.25     No Untrue Statements........................................................       23

5.       REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES...................................       24
         5.1      Incorporation...............................................................       24
         5.2      Authorization...............................................................       24
         5.3      Brokers and Finders.........................................................       24

6.       NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS,
         GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND,
         WHERE APPLICABLE, OF SHAREHOLDER.....................................................       24

7.       CONTRACTS PRIOR TO THE CLOSING DATE..................................................       24
         7.1      Approval of Contracts.......................................................       24
         7.2      Contracts Included in Assets................................................       24

8.       COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE............................       25
         8.1      Access to Information.......................................................       25
         8.2      General Affirmative Covenants...............................................       25
         8.3      General Negative Covenants..................................................       26
         8.4      Disclosure of Misrepresentations and Breaches...............................       27
         8.5      Government Filings..........................................................       27
         8.6      Access to and Inspection of Premises, Facilities and Equipment..............       27

9.       COVENANTS REGARDING THE CLOSING......................................................       27
         9.1      Covenants of Seller.........................................................       27
         9.2      Covenants of Purchaser......................................................       28
         9.3      Inventory Audit.............................................................       28

10.      CONDITIONS TO OBLIGATIONS OF PURCHASER...............................................       28
         10.1     Accuracy of Representations and Warranties and Fulfillment of Covenants.....       28
         10.2     Financial Information.......................................................       28
         10.3     No Governmental Actions.....................................................       29
         10.4     No Adverse Change...........................................................       29

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
         10.5     Update of Contracts.........................................................       29
         10.6     Approval of Counsel.........................................................       29
         10.7     No Material Adverse Information.............................................       29
         10.8     Notices and Consents........................................................       29
         10.9     Mt. Morris Lease............................................................       30
         10.10    Corporate Approval..........................................................       30
         10.11    Insurance Coverage..........................................................       30
         10.12    Transfer and Assignment Documents...........................................       30
         10.13    Liens Released..............................................................       30
         10.14    UCC Matters.................................................................       30
         10.15    Telephone Transfer..........................................................       30
         10.16    Ordinary Course of Business.................................................       30
         10.17    Other Documents.............................................................       31
         10.18    Dealer License..............................................................       31
         10.19    John Deere Approval.........................................................       31
         10.20    Inventory Audit.............................................................       31
         10.21    Other Records...............................................................       31
         10.22    Government Approvals........................................................       31
         10.23    Receivables Guarantee.......................................................       31
         10.24    Leasehold Policy............................................................       31
         10.25    Environmental Reports or Assessments........................................       31
         10.26    MESA Form 1027..............................................................       32
         10.27    Fair Market Value...........................................................       32
         10.28    Pontiac Relocation..........................................................       32
         10.29    Seller's Obligation to Hire Additional Employees............................       32

11.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER........................................       32
         11.1     Accuracy of Representations and Warranties and Fulfillment of Covenants.....       32
         11.2     Delivery of Purchase Price..................................................       32
         11.3     Approval of Counsel.........................................................       32
         11.4     Governmental Approvals......................................................       32
         11.5     Mt. Morris Lease............................................................       32

12.      SPECIAL CLOSING AND POST-CLOSING COVENANTS...........................................       32
         12.1     Change of Name..............................................................       32
         12.2     Exchange Act Filing; Cooperation............................................       33

13.      INDEMNITY BY SELLER..................................................................       33
         13.1     Indemnification by Seller...................................................       33
         13.2     Environmental Indemnification...............................................       33
         13.3     Tax Indemnification.........................................................       34
         13.4     Products Liability and Warranty Indemnification.............................       34
         13.5     Indemnification by the Rush Parties.........................................       34
         13.6     Procedure...................................................................       34
         13.7     Payment.....................................................................       36

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
         13.8     Failure to Pay Indemnification..............................................       36
         13.9     Cooperation.................................................................       36
         13.10    Time Limitations............................................................       36
         13.11    Special Provisions Concerning New Pontiac Location..........................       36
         13.12    Limitation on Indemnification...............................................       36

14.      NON-COMPETITION AGREEMENTS...........................................................       36
         14.1     Non-Competition.............................................................       36
         14.2     Judicial Reformation........................................................       37
         14.3     Customer Lists; Non-Solicitation............................................       37
         14.4     Covenants Independent.......................................................       37
         14.5     Remedies....................................................................       38

15.      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION...........................................       38
         15.1     Covenant of Seller and Shareholder..........................................       38
         15.2     Covenant of Rush Parties....................................................       38

16.      DAMAGE TO ASSETS.....................................................................       39

17.      TERMINATION..........................................................................       39
         17.1     Mutual Consent..............................................................       39
         17.2     Failure of Conditions.......................................................       39
         17.3     Failure to Close............................................................       39
         17.4     Liquidated Damages..........................................................       40

18.      SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.....................................       40
         18.1     New Employees of Purchaser..................................................       40
         18.2     No Hiring Commitment........................................................       40
         18.3     Vacation, Sick Pay, Health Insurance, etc...................................       40
         18.4     Severance Benefits; Employment Termination..................................       41
         18.5     Employee Benefit Plans......................................................       41
         18.6     Reporting of Data...........................................................       42
         18.7     Employment Related Claims...................................................       42

19.      OFFSET PROVISIONS....................................................................       42

20.      ADJUSTMENT OF PURCHASE PRICE.........................................................       42

21.      SURVEY...............................................................................       42
         21.1     Survey......................................................................       42
         21.2     Remedies for Failure to Deliver Survey......................................       43

22.      TITLE COMMITMENT AND CONDITION OF TITLE..............................................       43
         22.1     Title Commitment............................................................       43
         22.2     Disclosure of Exceptions by Title Commitment and UCC Report.................       44

23.      ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES.....................................       44
         23.1     Environmental Studies.......................................................       44


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
         23.2     Remediation.................................................................       45

24.      GENERAL PROVISIONS...................................................................       45
         24.1     Governing Law; Interpretation; Section Headings.............................       45
         24.2     Severability................................................................       46
         24.3     Entire Agreement............................................................       46
         24.4     Binding Effect..............................................................       46
         24.5     Assignment..................................................................       46
         24.6     Amendment; Waiver...........................................................       46
         24.7     Gender; Numbers.............................................................       47
         24.8     Counterparts................................................................       47
         24.9     Telecopy Execution and Delivery.............................................       47
         24.10    Press Releases..............................................................       47
         24.11    Expenses....................................................................       47
         24.12    Arbitration.................................................................       47
         24.13    Assignment of Contracts.....................................................       48
         24.14    Further Actions.............................................................       49
         24.15    Notices.....................................................................       49
         24.16    Risk of Loss................................................................       50

Exhibits

Exhibit A   Escrow Agreement
Exhibit B   Mt. Morris Lease Agreement
Exhibit C   Mt. Morris Property
Exhibit D   General Warranty Bill of Sale and Assignment of Contract Rights

Schedules

Schedule 2.1      Purchased Assets Items
Schedule 2.6      Excluded Items
Schedule 2.6(a)   Exclusions: Cash, Securities & Short Term Investments
Schedule 2.6(b)   Insurance Policies & Other Contracts
Schedule 2.6(d)   Expressly Designated Assets
Schedule 2.6(e)   Thomas Calvert Items
Schedule 4.2(a)   Benefit Plans & Compensation Agreements
Schedule 4.23     Great Lakes Sales & Rental, Inc. Information
Schedule 4.3      Financial Statements of Seller
Schedule 4.5      Customer List of the Business
Schedule 4.6      Schedule of Unpaid Taxes
Schedule 4.7      Names of Employees & Compensation
Schedule 4.8      Contracts & Agreements of Seller
Schedule 4.11     List of Intangible Property
Schedule 4.12     List of Pending Claims
Schedule 4.13     List of Licenses & Permits; Exceptions
Schedule 4.16     Exceptions to Environmental Laws
Schedule 4.22     List of Insurance Policies that Terminate
Schedule 4.23     List of Warranties Made by Seller


                                      -vi-
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Schedule 4.24     Warranties and Product Liability
Schedule 18.7     Employment Related Claims


                                      -vii-
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                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into this 23rd day of August, 1999 by and among (i) Calvert Sales, Inc., a Michigan corporation ("Seller"), (ii) Thomas B. Calvert, Trustee of Thomas B. Calvert Trust (a revocable inter-vivos grantor trust and the owner of 100% of the capital stock of Seller (referred to herein as the "Shareholder")), and (iii) Rush Equipment Centers of Michigan, Inc., a Delaware corporation ("Purchaser"). Rush Enterprises, Inc., a Texas corporation ("Rush" and, together with Purchaser, the "Rush Parties"), joins this Agreement for the limited purposes expressly set forth in this Agreement. Shareholder joins this Agreement for the limited purposes expressly set forth in this Agreement.

                                   WITNESSETH:

     WHEREAS, Seller is the owner of all right, title and interest in and to the Assets (as herein defined) described herein, with such assets being the assets currently used in the conduct of the operation of two John Deere dealership businesses operated by Seller;

     WHEREAS, Purchaser is a wholly-owned subsidiary of Rush;

     WHEREAS, Seller desires to sell the Assets to Purchaser and Purchaser desires to acquire the Assets from Seller, all pursuant to this Agreement as hereinafter provided; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement, and to set forth certain additional agreements related to the transactions contemplated hereby;

     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. GENERAL DEFINITIONS. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

     1.1 "Assets" shall have the meaning assigned to it in Section 2.1.

     1.2 "Affiliate" of any Person shall mean any Person Controlling, Controlled by or under common Control with such Person.

     1.3 "Balance Sheet Date" shall have the meaning assigned to it in Section 4.3(a).

     1.4 "Best Knowledge" shall mean both what a Person knew as well as what the Person should have known had the person exercised reasonable diligence. When used with respect to a Person other than a natural person, the term "Best Knowledge" shall include matters that are known to the directors, officers, and key employees of the Person. When used with respect to Seller, the


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term "Best Knowledge" shall include only those matters known to Walter Rose and
Thomas B. Calvert.

     1.5 "Business" shall have the meaning assigned to it in Section 2.1.

     1.6 "Business Day" shall mean any day other than Saturday, Sunday or other day on which federally chartered commercial banks in San Antonio, Texas are authorized or required by law to close.

     1.7 "Closing" shall have the meaning assigned to it in Section 2.5.

     1.8 "Closing Date" shall have the meaning assigned to it in Section 2.5.

     1.9 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     1.10 "Contracts" shall have the meaning assigned to it in Section 4.8.

     1.11 "Control" and all derivations thereof shall mean the ability to either
(i) vote (or direct the vote of) 50% or more of the voting interests in any Person or (ii) direct the affairs of another, whether through voting power, contract or otherwise.

     1.12 "Damages" shall mean any and all liabilities, losses, damages, demands, assessments, punitive damages, loss of profits, refund obligations (including, without limitation, interest and penalties thereon) claims of any and every kind whatsoever, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating, prosecuting and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and reasonable expenses and all reasonable fees and reasonable expenses of consultants and other professionals).

     1.13 "Deposits" shall have the meaning assigned to it in Section 4.18.

     1.14 "Encumbrance" shall mean any security interest, mortgage, pledge, trust, claim, lien, charge, option, defect, restriction, encumbrance or other right or interest of any third Person of any nature whatsoever.

     1.15 "Environmental Conditions" means any and all acts, omissions, events, circumstances, and conditions on or in connection with the Mt. Morris Land, the old Pontiac Location, the New Pontiac Location, or the other Assets that constitute a violation of, or require remediation under, any Environmental Laws, including any pollution, contamination, degradation, damage, or injury caused by, related to, or arising from or in connection with the generation, use, handling, treatment, storage, disposal, discharge, emission or release of Hazardous Materials.

     1.16 "Environmental Laws" shall mean all applicable federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any Governmental Authority, including all laws, rules, regulations, statutes, ordinances or orders of the State of Michigan and any political subdivision or instrumentality thereof (irrespective of the provisions of Section 24.1 hereof), relating to (a) the


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control of any potential pollutant, or protection of health or the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation, (c) exposure to hazardous, toxic or other substances alleged to be harmful, (d) the protection of any endangered or at-risk plant or animal life, or (e) the emission, control or abatement of noise. "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation Recovery
Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Endangered Species Act, 16 U.S.C. Section 1531 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., including the Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 11001, et seq. The term
"Environmental Laws" shall also include all applicable state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the subject matter of the above listed federal statutes or promulgated by any governmental or quasi-governmental agency thereunder in order to carry out the purposes of any federal, state, local or municipal law.

         1.17 "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, liens, penalties, fines, pre- judgment and post-judgment interest, attorneys' fees and other legal costs incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws,
(b) pursuant to any claim by a Governmental Authority or any other person or entity for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such Governmental Authority, person or entity pursuant to common law or statute and related to the use or release of Hazardous Materials, or (c) as a result of Environmental Conditions.

     1.18 "Environmental Permits" shall mean any permits, licenses, approvals, consents, registrations, identification numbers or other authorizations with respect to the Assets or the Businesses or the ownership or operation thereof required under any applicable Environmental Law.

     1.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.20 "Escrow Agent" shall mean The Frost National Bank, N.A. whose address is 100 West Houston Street, San Antonio, Texas 78205.

     1.21 "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

     1.22 "Excluded Assets" shall have the meaning assigned to it in Section
2.6.

     1.23 "Governmental Authority" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted or existing.

     1.24 "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Authority.

     1.25 "Hazardous Materials" means any (a) petroleum or petroleum products,
(b) asbestos or asbestos containing materials, (c) hazardous substances as defined by Section 101(14) of CERCLA and (d) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law.

     1.26 "Indemnification Event" shall have the meaning assigned to it in
Section 13.6.

     1.27 "Indemnitee" shall mean (i) the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the one hand, and (ii) the Seller and its Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns, on the other hand, whether indemnified, or entitled, or claiming to be entitled to be indemnified or receive property, pursuant to the provisions of
Article 13 hereof.

     1.28 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify or make payment pursuant to the provisions of Article 13 hereof.

     1.29 "John Deere" shall mean John Deere Construction Equipment Company and its Affiliates.

     1.30 "Losses" shall mean General Losses, Environmental Losses, Tax Losses and Product Losses (each as defined in Article 13 hereof), as the case may be.

     1.31 "Mt. Morris Improvements" shall have the meaning assigned to it in
Section 1.35.

     1.32 "Mt. Morris Land" shall have the meaning assigned to it in Section
1.35.

     1.33 "Mt. Morris Lease" shall mean the Lease Agreement attached hereto as Exhibit A with such modifications as may be agreed to by Seller and Purchaser.

     1.34 "Mt. Morris Property" shall mean all those certain tracts, pieces or parcels of land where Seller's Mt. Morris, Michigan dealership is located, as more particularly described in Exhibit A attached hereto and made a part hereof for all purposes (herein referred to as the "Mt. Morris Land"), together with the buildings, structures, manufacturing plants, fixtures, paving, curbing, trees, shrubs, plants, and other improvements of every kind and nature presently situated on, in, or under, or hereafter erected or installed or used in, on, or about or in connection with the ownership, use and


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operation of the Mt. Morris Land (herein collectively referred to as the "Mt.
Morris Improvements"), and all rights and appurtenances pertaining thereto, including, but not limited to: (a) all right, title and interest, if any, of the owner(s) of the Mt. Morris Land, in and to any land in the bed of any street, road or avenue open or proposed in front of or adjoining the Mt. Morris Land;
(b) all right, title and interest, if any, of the owner(s) of the Mt. Morris Land, in and to any rights-of-way, rights of ingress or egress or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on, or across, in front of, abutting or adjoining the Mt. Morris Land, and any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road, or avenue; (c) any easement across, adjacent or appurtenant to the Mt. Morris Land, existing or abandoned; (d) all sewage treatment capacity and water capacity and other utility capacity to serve the Mt. Morris Land and Mt. Morris Improvements; (e) all oil, gas, and other minerals in, on, or under, and that may be produced from the Mt. Morris Land;
(f) all water in, under or that may be produced from the Mt. Morris Land, and all wells, water rights, permits and historical water usage pertaining to or associated with the Mt. Morris Land; (g) all right, title and interest, if any, of the owner(s) of the Mt. Morris Land, in and to any land adjacent or contiguous to, or a part of the Mt. Morris Land, whether those lands are owned or claimed by deed, limitations, or otherwise, and whether or not they are located inside or outside the description given herein, or whether or not they are held under fence by the owner(s) of the Mt. Morris Land, or whether or not they are located on any survey; and (h) any reversionary rights attributable to the Mt. Morris Land.

     1.35 "New Contracts" shall have the meaning assigned to it in Section 10.6.

     1.36 "New Pontiac Location" shall have the meaning assigned to it in
Section 8.2(n).

     1.37 "Old Pontiac Location" shall have the meaning to it in Section 3.2(j).

     1.38 "Overstocked Item" shall mean any item described in Sections 2.1(b),
(c) or (k) for which there is more than an 18-month supply (based on historical sales of such item over the last 12 months).

     1.39 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     1.40 "Permitted Exceptions" shall have the meaning assigned to it in
Section 22.2.

     1.41 "Person" shall mean any natural person, any Governmental Authority and any entity the separate existence of which is recognized by any Governmental Authority or Governmental Requirement, including, but not limited to, corporations, partnerships, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

     1.42 "Pontiac Relocation" shall have the meaning assigned to it in Section 8.2(n).

     1.43 "Purchase Price" shall have the meaning assigned it in Article 3.

     1.44 "Reference Balance Sheet" shall have the meaning assigned it in
Section 4.3(a).

     1.45 "Retained Liabilities" shall have the meaning assigned it in Section 3.2.

     1.46 "Schedule" shall mean the Schedules to this Agreement, unless otherwise stated. The Schedules to this Agreement may be attached to this Agreement or may be set forth in a separate document denoted as the Schedules to this Agreement, or both.

     1.47 "SEC" or "Commission" shall mean the United States Securities and Exchange Commission.

     1.48 "Section" shall mean the Sections of this Agreement, unless otherwise stated.

     1.49 "Securities Act" shall mean the Securities Act of 1933, as amended.

     1.50 "Slow-Moving Item" shall mean any item described in Sections 2.1(b),
(c) or (k) that has not sold during the previous 12-month period.

     1.51 "Subsidiary" shall mean, with respect to any Person (the "parent"),
(a) any corporation, association, joint venture, partnership or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or beneficial interest are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (b) any joint venture or partnership of which the parent or any Subsidiary of the parent is a general partner or has responsibility for its management.

     1.52 "Tax Returns" shall mean all Tax returns and reports (including, without limitation, income, franchise, sales and use, unemployment compensation, excise, severance, property, gross receipts, profits, payroll and withholding Tax returns and information returns).

     1.53 "Taxes" shall mean any foreign, federal, state or local tax, assessment, levy, impost, duty, withholding, estimated payment or other similar governmental charge, together with any penalties, additions to Tax, fines, interest and similar charges thereon or related thereto.

     1.54 "Territory" shall mean the following counties each of which is situated in the State of Michigan: (a) Genesee, (b) Saginaw, (c) Tuscola, (d) Sanilac, (e) Huron, (f) St. Clair, (g) Macomb, (h) Lapeer, (i) Oakland, (j) Wayne, (k) Washtenaw, and (l) half of Livingston.

     1.55 "Third-Party Claims" shall have the meaning such term is given in
Section 13.6(b) hereof.

     1.56 "Title Company" shall mean Cislo Title Company, Agent for First American Title Insurance Company, whose office is located at 1208 S. Saginaw Street, Flint, Michigan 48502.

     1.57 "UCC Report" shall have the meaning such term is given in Section 2.4 hereof.

     2. PURCHASE AND SALE OF THE ASSETS; CLOSING DATE.

     2.1 Assets to be Purchased. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from company, all of Seller's right, title and interest in and to the Assets, in each case, free and clear of any charge, claim, community or marital property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership. The "Assets" shall mean all of Seller's property and assets, personal or mixed, tangible and intangible, of every kind and description, wherever located, belonging to Seller at the close of business on the Closing Date and which relate to the business currently conducted by Seller as a going concern, including its operation of a John Deere dealership as well as any and all goodwill associated therewith (the "Business"), other than the Excluded Assets (as defined in Section 2.6), including the following:

          (a) all new construction machinery equipment, irrespective of manufacturer, except for new construction machinery equipment manufactured by John Deere, which will be returned by the Seller to John Deere (the "Returned Equipment"),

          (b) all new, current and returnable parts and accessories inventory, except for John Deere new, current and returnable parts and accessories, which will be returned by the Seller to John Deere,

          (c) all miscellaneous inventories, including gas, diesel fuel, oil, grease, paint and body shop materials,

          (d) all work in progress and sublet repairs on vehicles and equipment in Seller's parts and service departments,

          (e) all of Seller's furniture, fixtures and office equipment (including related software),

          (f) all shop equipment and special tools, and all parts and accessories equipment other than new attachment inventory,

          (g) all company vehicles (the "Company Vehicles"),

          (h) all signs, and all promotional, advertising and training materials used in the Business, except for any of the foregoing items which are required to be returned to Bob Cat or Thomas based upon the termination of any dealer agreement with Seller upon the consummation of this transaction with Purchaser,

          (i) all sales files and customer lists, and all warranty and service and customer service and repair files, excluding any files that support receivables retained by Seller,

          (j) all intangible assets of Seller required to do business as a John Deere dealer, including any other permits or licenses issued by any department or agency for Seller's dealership, other than any and all existing dealer sales and service center agreements with John Deere, which agreements will be terminated by Seller and John Deere, together with all intangible assets of Seller required to do business as a dealer or distributor for other manufacturers (but only to the extent permission is given to the assignment by Seller to Purchaser of each dealer or distributor agreement by such other manufacturers),

          (k) all new obsolete parts and accessories and all used parts,

          (l) all used, rental, leased and "rent to own" construction machinery equipment, and all used attachment inventory,

          (m) all customer deposits and agreements to sell construction machinery equipment ordered but not delivered to the customer at the time of Closing;

          (n) all of Seller's interest in the Mt. Morris Improvements;

          (o) all new attachment inventory; and

          (p) the items described on Schedule 2.1.

     2.2 Purchase and Sale. Subject to the terms and conditions herein contained, Seller agrees to sell, assign, transfer and deliver the Assets to Purchaser at the Closing (as hereinafter defined), free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder). Subject to the terms and conditions herein contained, Purchaser agrees to purchase from Seller the Assets in consideration for the Purchase Price (as hereinafter defined) payable as set forth in Article 3.

     2.3 Delivery of Assets and Transfer Documents. At the Closing, Seller and the Shareholder shall take all steps necessary to put Purchaser in possession of the Assets, free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder), and shall deliver to Purchaser (a) a duly executed general warranty bill of sale covering the Assets, in the form of and containing substantially the same terms and provisions as the General Warranty Bill of Sale and Assignment of Contract Rights included in Exhibit D, (b) duly executed title and transfer documents covering any assets for which there exists a certificate of title, subject to payment of sales tax by Purchaser due upon registering the transfer of title of the Company Vehicles with the State of Michigan, (c) delivery of the Mt. Morris Lease, duly executed by the landlord thereunder, and
(d) such other duly executed transfer and release documents as Purchaser shall reasonably request to evidence the transfer of the Assets to Purchaser free and clear of any liens or encumbrances of any nature whatsoever (except for liens, encumbrances or obligations, if any, expressly assumed by Purchaser hereunder).

     2.4 UCC Reports. Within seven days from and after the date hereof, Seller, at its sole cost and expense, shall furnish to Purchaser a report (the "UCC Report") of searches made of the Uniform Commercial Code Records of Genesee County and Oakland County, Michigan and of the Office of the Secretary of State, State of Michigan, or the proper offices in the State of Michigan where Uniform Commercial Code records are maintained, which searches shall show that the Assets are not subject to any lien or security interest (other than liens and security interests which are to be released at the Closing). An update of the searches (dated no more than two days prior to the Closing Date, but delivered prior to the Closing Date) shall be provided by Seller to Purchaser at Seller's sole cost and expense.

     2.5 Closing; Closing Date. Subject to the terms and conditions herein contained, the consummation of the transactions referenced above shall take place (the "Closing") on or before October 31, 1999, at 10:00 a.m., local time, at such location as may be agreed upon by the Parties, or at such other time, date and place as Purchaser and Seller shall in writing designate. Each of the Parties covenants and agrees to use its best efforts to have the Closing take place on or before August 31, 1999. The date of the Closing is referred to herein as the "Closing Date".

     2.6 Excluded Assets. Notwithstanding anything to the contrary contained in
Section 2.1 or elsewhere in this Agreement, the following items (collectively, the "Excluded Assets") are not part of the sale and purchase contemplated hereunder, are excluded from the Assets being conveyed hereunder, and shall remain the property of Seller:

          (a) all cash and cash equivalents and all securities and short term investments listed on Schedule 2.6(a);

          (b) all Seller's insurance policies and all other contracts listed in
     Schedule 2.6(b);

          (c) all rights and funds in connection with retirement, employee benefit and similar plans;

          (d) any assets expressly designated in Schedule 2.6(d) as Excluded Assets;

          (e) the Pontiac Lease and all of Seller's right, title and interest in and to the real property leased and demised thereby;

          (f) items of personal property and possessions of Thomas Calvert, inclusive of policy of life insurance and cash surrender value of such life insurance upon the life of Thomas Calvert, that are not and have not been a part of the operation of the Seller as set out in Schedule 2.6(e) attached hereto and made a part hereof;

          (g) any and all other assets reasonably designated by Purchaser, in its sole discretion, as being Excluded Assets. Purchaser shall advise Seller in writing at least five days prior to Closing of those other items which Purchaser does not intend to purchase. The exclusion of any such items shall not reduce the Purchase Price;

          (h) the Mt. Morris Property (which is to be leased to the Purchaser by the existing owner pursuant to the Mt. Morris Lease); and

          (i) Any items required by Bob Cat or Thomas to be returned upon termination of dealer agreements with Seller.

     2.7 Escrowed Funds. Contemporaneously with the execution of this Agreement, Purchaser shall deposit $150,000.00 (the "Escrowed Funds") in escrow with the Escrow Agent pursuant to the Escrow Agreement attached hereto as Exhibit A. At Closing, the Escrowed Funds shall be distributed to Purchaser; provided, however, in the event the Closing does not occur by October 31, 1999, for any reason other than (i) a breach of this Agreement by either Seller or Shareholder or (ii) a breach of any covenant, agreement, undertaking, representation or warranty of Seller or Shareholder pursuant to this Agreement, then the Escrowed Funds shall be distributed to the Seller as liquidated damages in accordance with the provisions of Section 17.4 hereof.

     3. PURCHASE PRICE.

     3.1 Price and Payment. Subject to adjustment as provided in Article 20 with respect to prorations, deposits and certain other items, the aggregate consideration to be paid by Purchaser for the Assets is as follows (the "Purchase Price"):

          (a) $235,942 such amount representing the agreed upon value of the differential between adjusted book value and estimated fair market value and estimated fair market value of specified assets; plus

          (b) an amount equal to Seller's actual cost for each piece of construction machinery equipment of Seller described in Section 2.1(a), reduced by the amount of all manufacturer's rebates, allowances, any dealer marketing funds attributed to such piece of equipment and other reductions paid or credited to Seller on such equipment; plus

          (c) with respect to the items described in Sections 2.1(b) and (c), an amount equal to (i) 100% of the replacement cost of the new and not obsolete, not Overstocked and not Slow-Moving Items returnable to the manufacturer; (ii) 85% of the replacement cost for new Overstocked or Slow-Moving Items returnable to the manufacturer and that are not obsolete;
     (iii) 50% of the replacement cost for new Overstocked or Slow-Moving Items not returnable to the manufacturer and that are not obsolete; and (iv) with respect to all obsolete and all other items, including used items, an amount to be agreed upon by Seller and Purchaser; provided, however, in the event that the parties cannot agree on an amount for the items referred to in (iv) above, such items not agreed upon shall be excluded from the Assets; plus

          (d) an amount equal to the actual freight costs and predelivery costs of Seller, less any discounts, credits, rebates or any and all other deductions received by Seller, paid by Seller on any Returned Equipment that is purchased from John Deere by Purchaser; plus

          (e) amount equal to the Seller's actual cost plus Seller's internal burdened labor rate of the work in process and sublet repairs described in
     Section 2.1(d); plus

          (f) an amount equal to the net book value (determined in accordance with generally accepted accounting principles, consistently applied) at Closing of the items described in Sections 2.1(e), (f) and (g), plus

          (g) zero for the items described in Section 2.1(h), (i) and (j) ,plus

          (h) an amount equal to Seller's actual cost for items described in
     Section 2.1(o) that have been held by Seller for less than two years, and an amount to be agreed upon for any such items held by Seller for two years or longer (provided that if Purchaser and Seller cannot agree on an amount to be paid for any Asset described in this Section, such Asset shall be an Excluded Asset), plus

          (i) with respect to the items described in Section 2.1(k), an amount to be agreed upon by Seller and Purchaser; provided, however, in the event the parties cannot agree on an amount for such items, then such items shall be excluded from the Assets, plus

          (j) an amount equal to the net book value (determined in accordance with generally accepted accounting principles, consistently applied) for each piece of used, rental, leased or "rent to own" construction machinery equipment and used attachment inventory, reduced by the amount of any dealer marketing funds attributed to each piece of equipment or inventory, described in Section 2.1(l).

     The Purchase Price shall be payable by payment of all amounts specified in Sections 3.1(a) through (i) above by wire transfer as directed by Seller.

     3.2 Assumed Obligations. At the Closing, Purchaser shall assume and agree to timely discharge the obligations of Seller under all contracts and agreements transferred by Seller to Purchaser under this Agreement that are (a) listed and described on Schedule 4.8 or on the updated list of contracts required by
Article 13 and (b) accepted in writing by Purchaser pursuant to the provisions of Section 4.8 or Articles 10 or 13; provided that Purchaser specifically does not assume any liabilities of Seller under any contracts or agreements with respect to any breaches of such contracts or agreements occurring on or before the Closing Date or any damages to third parties resulting from acts, events or omissions occurring on or before the Closing Date. Except for the obligations expressly assumed by Purchaser pursuant to this Agreement, Seller shall take full and complete responsibility for all of its respective liabilities, debts and obligations, whether known or unknown, now existing or hereafter arising, contingent or liquidated (the "Retained Liabilities"), and Purchaser shall not assume, or in any way be liable or responsible for, any of the Retained Liabilities. The Retained Liabilities shall include, without limitation, the following:

          (a) the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person, and any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date;

          (b) any liability or obligation of Seller, or any consolidated group of which Seller is a member, for any federal income tax or state franchise tax, or for any foreign, federal, state, commonwealth, county or local taxes of any kind or nature, or any taxes levied by any other legitimate taxing authority, or any interest or penalties thereon, except for any proration and assumption thereof by Purchaser pursuant to Article 20 hereof;

          (c) any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in the State of Michigan;

          (d) any liability with respect to any claims, suits, actions or causes of action arising out of the conduct of the Business on or prior to the Closing Date;

          (e) notwithstanding any disclosures or representations by Seller, any dispute, litigation, settlement, negotiation, administrative or other proceeding, any related or subsequent litigation, appeal or administrative action and any debt, obligation or liability arising out of or in connection with any facts existing prior to the Closing Date;

          (f) any non-compliance by Seller with any applicable laws, rules and regulations relating to employment and labor management relations, including without limitation any provisions thereof relating to wages and the payment thereof, hours of work, collective bargaining agreements, workers' compensation laws and the withholding and payment of Social Security and similar taxes;

          (g) any failure by Seller to withhold all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and any liability for any wage arrearages, taxes or penalties for failure to comply with any of the foregoing;

          (h) any liability arising out of any controversies between Seller and its employees or former employees or any union or other collective bargaining unit that has been certified or recognized by any Seller as representing any of its employees;

          (i) accounts payable of Seller; and

          (j) without limiting the generality of the foregoing provision of this
     Section 3.2, all Environmental Liabilities, known or unknown, whether now existing or hereafter arising, in, on, at, under, arising in connection with, or related to the real property located at 921 Brown Road, Onion Township, Michigan, at which Seller currently operates its Pontiac dealership (the "Old Pontiac Location").

     4. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDER. Seller and Shareholder hereby jointly and severally represent and warrant to Purchaser as follows:

     4.1 Incorporation; Capitalization.

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted and to own, operate and lease the Assets it now owns, operates or holds under lease. There has not been any claim by any other jurisdiction to the effect that Seller is required to qualify or otherwise be authorized to do business as a foreign corporation therein in order to carry on any of its businesses as now conducted or to own, lease or operate the Assets. Seller is qualified or otherwise authorized to do business as a foreign corporation in each jurisdiction in order to carry on any of its business as now conducted or to own, lease or operate the Assets in any such jurisdiction. Seller has not, to Seller's Best Knowledge, taken any action, or failed to take any action which such action or such failure will preclude or prevent Seller's Business from being conducted in substantially the same manner in which Seller has heretofore conducted the same.

          (b) The Shareholder owns all of the outstanding capital stock of Seller, and there are no options, rights or other grants currently outstanding for the acquisition or purchase of any shares of the capital stock of Seller.

     4.2 Employee Benefits. As used in this Section, Seller shall include "Great Lakes Sales and Rental, Inc." and/or any member of a controlled group or affiliated service group (as defined in 414(b), (c), (m), and (o) of the Code) of which the Seller is a member.

          (a) List of All Benefit Plans and Compensation Agreements. Schedule 4.2(a) includes a complete and accurate list of all employee welfare benefit and employee pension benefit plans as defined in Sections 3(1), 3(2), and 3(3) of ERISA and all other employee benefit agreements or arrangements, including but not limited to deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees, or former employees (or beneficiaries of them) of the Seller.

          (b) Representations. The consummation of this Agreement (and the employment by the Purchaser of former employees of the Seller) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement set out in Schedule 4.2(a). In addition, the Seller makes the following representations (i) as to employee pension benefit plans of
     Seller: (a) no Person has become liable to the PBGC under Section 4062, 4063 or 4064 of ERISA under which a lien could attach to the assets of the Seller under Section 4068 of ERISA; (b) Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (c) Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (ii) all group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code.

          (c) Non-assumption of Seller's Plans. The parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date.

     4.3 Financial Statements. Seller has delivered to Purchaser copies of the following financial statements of the Business, all of which financial statements are included in Schedule 4.3 hereto:

          (a) Unaudited Balance Sheet (the "Reference Balance Sheet") as of July 31, 1999 (the "Balance Sheet Date") and Unaudited Income Statement for the seven-month period ended on the Balance Sheet Date;

          (b) Reviewed Balance Sheets, Income Statements and Statements of Changes in Financial Position for the two (2) most recent fiscal years; and

          (c) Unaudited Balance Sheet, as of June 30, 1999 and Unaudited Income Statement for the six-month period then ended.

All financial statements supplied to Purchaser by Seller, whether or not included in Schedule 4.3 hereto, are and will be true and accurate in all respects, have been and will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and will present fairly the financial condition of the Business as of the dates and for the periods indicated thereon. The Reference Balance Sheet reflects, as of the Balance Sheet Date, all liabilities, debts and obligations of any nature of the Business, whether accrued, absolute, contingent or otherwise, and whether due, or to become due, including, but not limited to, liabilities, debts or obligations on account of Taxes to the extent such items are required to be reflected on such balance sheet under generally acceptable accounting principles consistently applied.

     4.4 Events Since the Balance Sheet Date. Since the Balance Sheet Date, there has not been:

          (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of the Business, except normal and usual changes in the ordinary course of business, none of which has been adverse and all of which in the aggregate have not been adverse;

          (b) any labor trouble, strike or any other occurrence, event or condition affecting the employees of Seller that adversely affects the condition (financial or otherwise) of the Assets or the Business;

          (c) any breach or default by Seller or, to the Best Knowledge of Seller and Shareholder, by any other party, under any agreement or obligation included in the Assets or by which any of the Assets are bound;

          (d) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the Assets or the Business;

          (e) to the Best Knowledge of Seller and Shareholder, any legislative or regulatory change adversely affecting the Assets or the Business;

          (f) any change in the types, nature, composition or quality of the services of the Business, any adverse change in the contributions of any of the service lines of the Business to the revenues or net income of such Business, or any adverse change in the sales, revenue or net income of the Business;

          (g) any transaction related to or affecting the Assets or the Business other than transactions in the ordinary course of business of Seller; or

          (h) any other occurrence, event or condition that has adversely affected (or can reasonably be expected to adversely affect) the Assets or the Business.

     4.5 Customer List. Schedule 4.5 sets forth a true, correct and complete list of all customers of the Business to which Seller has sold or provided products or services during the two years immediately preceding the date hereof. Such list provides an accurate statement of the gross revenues received from each such customer by the Business during the 12-month period ended September 30, 1998. Two days prior to the Closing Date, Seller will deliver to Purchaser a true, correct and complete update of this list as of the three days prior to the Closing Date, and immediately prior to the Closing, Seller will deliver to Purchaser a true, correct and complete update of this list as of the Closing Date, in each case noting all deletions therefrom and additions thereto and updating all information contained thereon, and conspicuously marking all changes from the previous list or update, as the case may be.

     4.6 Taxes. Except as set forth in Schedule 4.6 hereto:

          (a) all Tax Returns of or relating to any Taxes that are required to be filed on or before the Closing Date, subject to any allowable extension periods, for, by, on behalf of or with respect to Seller, including, but not limited to, those relating to the income, business, operations or property of Seller (whether on a separate, consolidated, affiliated, combined, unitary or any other basis), have been timely filed with the appropriate foreign, federal, state and local authorities, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been paid in full on or before the Closing Date except Taxes which have not yet accrued or otherwise become due, all of which are reflected in the Reference Balance Sheet;

          (b) all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed in all material respects, fairly present the information purported to be shown therein, and reflect, to the Best Knowledge of Seller, all liabilities for Taxes for the periods covered by such Tax Returns, net of any applicable reserves;

          (c) Seller has not received notice that any of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or, to the Best Knowledge of Seller, threatened against Seller with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

          (d) all Taxes assessed and due and owing from or against Seller on or before the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of Seller) have been timely paid in full on or before the Closing Date;

          (e) all withholding Tax, Tax deposit and estimated Tax payment requirements imposed on Seller for any and all periods ending on or before the Closing Date, or through and including the Closing Date for periods that have not ended on or before the Closing Date, have been satisfied in full on or before the Closing Date or reserves adequate for the payment of such withholding, deposit and estimated Taxes have been established in the financial statements of Seller on or before the Closing Date; and

          (f) the financial statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable with respect to any and all periods ending on or before the respective dates thereof.

     4.7 Employee Matters. Schedule 4.7 sets forth a true and complete list of the names of, and current annual compensation paid by Seller to each employee of Seller utilized in connection with the operation of the Business. Seller is not a party to any collective bargaining or other union agreements. Seller has not, within the last five years, had or been threatened with any union activities, work stoppages or other labor trouble with respect to its employees. There are no collective bargaining or other labor union agreements to which Seller is a party or by which it is bound. At the date hereof, there are no disputes with employees in general to which Seller is a party. At the date hereof, there are no strikes, slowdowns or picketing against Seller (or, to the Best Knowledge of Seller against any material supplier of goods or services to Seller) pending or, to the Best Knowledge of Seller, threatened. At the date hereof, Seller has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions. Other than wage increases in the ordinary course of business, since the Balance Sheet Date Seller has not made any commitment or agreement to increase the wages or modify the conditions or terms of employment of any of the employees of Seller.

     4.8 Contracts and Agreements. Schedule 4.8 sets forth a true and complete list of and briefly describes (including termination date) all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, that relate to the Assets or the Business (including all amendments, supplements and modifications thereto):

          (a) all contracts, agreements or commitments in respect of the sale of products or services or the purchase of raw materials, supplies or other products or utilities;

          (b) all offers, tenders or the like outstanding and capable of being converted into an obligation of Seller by the passage of time or by an acceptance or other act of some other person or entity or both;

          (c) all sales, agency or distributorship agreements or franchises or legally enforceable commitments or obligations with respect thereto;

          (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

          (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever, whether or not legally binding, and all agreements with any present or former officer, director or shareholder of Seller;

          (f) all loan or credit agreements, indentures, guarantees (other than endorsements made for collection), mortgages, pledges, conditional sales or other title retention agreements, and all equipment financing obligations, lease and lease-purchase agreements relating to or affecting the Assets or the Business;

          (g) all leases related to the Assets or the Business;

          (h) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

          (i) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

          (j) all accounts, notes and other receivables, and all security therefor, and all documents and agreements related thereto;

          (k) all contracts or agreements of any nature with Seller, or any Affiliate of Seller or Shareholder; and

          (l) all contracts, commitments and agreements entered into outside the ordinary course of the operation of the Business.

All of such contracts, agreements, leases, licenses, plans, arrangements, and commitments and all other such items included in the Assets but not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no known existing default thereunder or breach thereof by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, or any conditions which, with the passage of time or the giving of notice or both, might constitute such a default by Seller, or, to the Best Knowledge of Seller, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. Seller is not obligated to pay any liquidated damages under any of the contracts, agreements, indentures, leases or other instruments described in Schedule 4.8(a) hereto and Seller is not aware of any facts or circumstances that could reasonably be expected to result in an obligation of Seller to pay any such liquidated damages. To the Best Knowledge of Seller there is no reason why any of the Contracts cannot readily be fulfilled or performed by Purchaser with the Assets on time without undue or unusual expenditure of money or effort. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed in Schedule 4.8 have been delivered by Seller to Purchaser, and such copies and/or descriptions are true, complete and accurate and include all amendments, supplements or modifications thereto. After reviewing the Contracts, Purchaser may, at its sole option, choose not to assume one or more of the Contracts, and, within 30 days of receipt by Purchaser of all information reasonably requested by Purchaser with respect to the Contracts, Purchaser shall notify Seller of which Contracts, if any, Purchaser does not intend to assume hereunder. Except for Contracts, if any, that Purchaser notifies Seller that it will not assume, all of the Contracts are and shall be included in the Assets. All of the Contracts may be assigned to Purchaser without the approval or consent of any Person, or, if such approval or consent is required, it will be obtained by Seller and delivered to Purchaser at or prior to the Closing.

     4.9 Effect of Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) violate any provision of the Articles of Incorporation or other charter documents or bylaws of Seller; (b) result in any violation of any Governmental Requirement applicable to Seller, the Assets or the Business; (c) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstance that, with notice or the lapse of time, or both, would result in a default), or the creation of an Encumbrance pursuant to, or cause or permit the acceleration prior to maturity or "put" right with respect to, any obligation under, any contract, indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which Seller is a party or to which any of the Assets are subject; (d) relieve any Person of any obligation (whether contractual or otherwise) or enable any Person to accelerate or terminate any such obligation or any right or benefit enjoyed by Seller or to exercise any right under any agreement in respect of the Assets or the Business; and (e) require notice to or the consent, authorization, approval, clearance, waiver or order of any Person (except as may be contemplated by the last sentence of Section 4.8). To the Best Knowledge of Seller, the business relationships of clients, customers and suppliers of the Business will not be adversely affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller will not result in the loss of any material governmental license, franchise or permit possessed by Seller.

     Notwithstanding the foregoing, Seller and Shareholder represent that there are various dealer/distributor agreements with third parties other than John Deere and, upon notice of sale, any one or more of such third parties may object to the sale contemplated by this Agreement and further may terminate such dealer/distributor agreements. Seller shall take all reasonable steps to encourage the assignment of any such dealer/distributor agreements from Seller to Purchaser; however, the withholding of consent to any such assignment shall not be the basis of any claim of default or breach by Seller under this Agreement.

     4.10 Properties, Assets and Leasehold Estates. Seller owns or has the right to use (pursuant to a valid lease or license disclosed on Schedule 4.8) all operating assets and properties necessary for Seller to conduct the Business in the manner presently conducted by Seller, and all of such operating assets and properties (or, in the case of leased assets, the leases covering such assets) are included in the Assets. Seller has good, marketable title to all the Assets, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, options, restrictions and encumbrances of any nature whatsoever, and with respect to the Mt. Morris Property, T & I Equipment World, Inc., a Michigan corporation (the "Mt. Morris Landlord") on the Closing Date will have good, marketable and indefeasible title in fee simple, free and clear of all restrictions, liens, leases, encumbrances, rights-of-way, easements, encroachments, exceptions, and other matters affecting title, except for the Permitted Exceptions. To the Best Knowledge of Seller, the plants, structures, equipment, vehicles and other tangible properties included in the Assets and comprising the Mt. Morris Improvements, and the tangible property leased by Seller included in the Assets, are in good operating condition and repair, normal wear and tear excepted, and are capable of being used for their intended purpose in the Business as now conducted. The Assets include all existing warranties and service contracts with respect to any of the Assets to the extent the same are capable of being assigned to Purchaser. During the past two years, there has not been any significant interruption of the Business due to the breakdown or inadequate maintenance of any of the Assets. All plants, structures, equipment, vehicles and other tangible properties included in the Assets and comprising the Mt. Morris Improvements, and the present use of all such items, conform to all known applicable Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by Seller. The Assets include all easements, rights of ingress and egress, and utilities and services necessary for the conduct of the Business.

     4.11 Intangible Property. Schedule 4.11 is a list and description of all material patents, trademarks, service marks, trade names, and copyrights and applications therefor owned by or registered in the name of Seller or in which Seller has any right, license or interest. Except for the agreements listed on
Schedule 4.11, Seller is not a party to any license agreements, either as licensor or licensee, with respect to any patents, trademarks, service marks, trade names, or copyrights or applications therefor. Seller has good and indefeasible title to or the right to use such assets and all inventions, processes, designs, formulae, trade secrets, and know-how necessary for the conduct of its business, without the payment of any royalty or similar payment. Seller is not infringing any patent, trademark, service mark, trade name, or copyright of others, and Seller is not aware of any infringement by others of any such rights owned by Seller.

     4.12 Suits, Actions and Claims. Except as set forth in Schedule 4.12, (a) there are no suits, actions, claims, inquiries or investigations by any Person, or any legal, administrative or arbitration proceedings in which Seller is engaged or which are pending or, to the Best Knowledge of Seller, threatened against or affecting Seller or any of its properties, assets or business, or to which Seller is or might become a party, or which question the validity or legality of the transactions contemplated hereby, (b) no basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and
(c) there is no outstanding order, writ, injunction or decree of any Governmental Authority against or affecting Seller or any of its properties, assets or business. Without limiting the foregoing, to the Best Knowledge of Seller, there are no known facts or the occurrence of any event forming the basis of any present or potential claim against Seller.

     4.13 Licenses and Permits; Compliance With Governmental Requirements. Except as set forth in Schedule 4.13 hereto, Seller has all material federal, state, local and foreign governmental licenses and permits necessary to the conduct of the operations of Seller's Business as currently conducted, such licenses and permits are in full force and effect, no material violations currently exist in respect of any thereof and no proceeding is pending or, to the Best Knowledge of Seller, threatened to revoke or limit any thereof.
Schedule 4.13 hereto contains a true, complete and accurate list of (a) all such governmental licenses and permits, (b) all consents, orders, decrees and other compliance agreements under which Seller is operating or bound, copies of all of which have been furnished to Purchaser, and (c) all material governmental licenses and permits applied for but not yet received by Seller. Seller has not received and is not aware of any reports of inspections under the United States Occupational Safety and Health Act, or under any other applicable federal, state or local health and safety laws and regulations relating to Seller, the Assets or the operation of Seller's Business. Seller has not received any notice that there are safety, health, anti-competitive or discrimination claims that have been made or are pending or, to the Best Knowledge of Seller, that are threatened relating to the business or employment practices of Seller. To the Best Knowledge of Seller, Seller has complied with all Governmental Requirements applicable to its business and all Governmental Requirements with respect to the distribution and sale of products and services by it.

     4.14 Authorization. Each of Seller and Shareholder has full legal right, power, and authority to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by them. The execution and delivery of this Agreement by Seller and Shareholder and the performance by Seller and Shareholder of the transactions contemplated herein have been duly and validly authorized by all requisite corporate action of Seller and by Shareholder, and this Agreement has been duly and validly executed and delivered by Seller and by Shareholder and is the legal, valid and binding obligation of each of them, enforceable against Seller and Shareholder in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting principles of equity.

     4.15 Records. The books, records and minutes kept by Seller with respect to the Assets and the Business, including, but not limited to, all customer files, service agreements, quotations, correspondence, route sheets and historic revenue data of Seller, have been kept properly and contain records of all matters required to be included therein by any Governmental Requirement or by generally accepted accounting principles, and such books, records and minutes are true, accurate and complete and (except for corporate minute books and stock records) are included in the Assets.

     4.16 Environmental Protection Laws.

          (a) Except as set forth in Schedule 4.16 hereto, to the Best Knowledge of Seller, Seller has at all times operated the Assets and the Business at the Mt. Morris Land in substantial compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations of Environmental Laws and related orders of any court or other Governmental Authority, and is not currently operating or required to be operating the Assets or the Business under any compliance order, decree or agreement; any consent decree, order or agreement; and/or any corrective action decree, order or agreement issued by or entered into with any Governmental Authority under any Environmental Law.

          (b) Except as set forth in Schedule 4.16 hereto, there are no existing, pending or, to the Best Knowledge of Seller, threatened actions, suits, claims or, to the Best Knowledge of Seller, investigations, inquiries or proceedings by or before any court or any other Governmental Authority directed against the Mt. Morris Land, the Assets or the Business which pertain or relate to (i) any remedial obligations under any applicable Environmental Law, (ii) violations of any Environmental Law,
     (iii) personal injury or property damage claims relating to the release of chemicals or Hazardous Materials or (iv) response, removal or remedial costs under CERCLA or any similar state law, and there is not any Environmental Condition on or at the Mt. Morris Land, or any other matter on or connected with the Assets that would cause the imposition on Purchaser of Environmental Liabilities if such Environmental Condition or other matter were disclosed to Governmental Authorities.

          (c) Except as set forth in Schedule 4.16 hereto, all known notices, Environmental Permits, licenses or similar authorizations required to be obtained or filed by Seller under all applicable Environmental Laws in connection with its current and previous operation or use of the Mr. Morris Land and the Assets, or the current and previous conduct of the Business have been duly obtained or filed and are in full force and effect.

          (d) Seller has not received notice that any Environmental Permit, license or similar authorization is to be revoked or suspended by any Governmental Authority.

          (e) Other than as set forth on Schedule 4.16, there are no underground storage tanks on or under the Mt. Morris Land. To the Best Knowledge of Seller, there were underground storage tanks, other than those set forth on
     Schedule 4.16, on or under the Mt. Morris Land, but same have been removed in accordance with applicable Environmental Laws.

          (f) To the Best Knowledge of Seller, no portion of the Mt. Morris Land is part of a Superfund site under CERCLA or any similar ranking or listing under any similar state law.

          (g) To the Best Knowledge of Seller, all Hazardous Materials generated in connection with the operation of the Business at the Mt. Morris Land have been transported, stored, treated and disposed of by carriers, storage, treatment and disposal facilities authorized and maintaining valid permits under all applicable Environmental Laws, and no Hazardous Materials have been dumped, landfilled, stored, located or disposed of on the Mt. Morris Land by Seller or its agents, servants, employees or contractors.

          (h) To the Best Knowledge of Seller, no Person has disposed or released any Hazardous Materials on or under the Mt. Morris Land and Seller has not disposed or released Hazardous Materials on or under the Mt. Morris Land, the Assets or the Business except in compliance with all Environmental Laws, and there has not been, in respect to the Assets, any emission (other than steam or water vapor) into the atmosphere or any discharge, direct or indirect, of any pollutants into the waters of the State of Michigan or the United States of America other than domestic sewage discharged into a publicly owned treatment facility.

          (i) To the Best Knowledge of Seller, no facts or circumstances exist which could reasonably be expected to result in any liability to any Person with respect to the Mt. Morris Land, the Business or the Assets in connection with (i) any release, transportation or disposal of any Hazardous Materials, hazardous substance or solid waste or (ii) action taken or omitted that was not in full compliance with or was in violation of, any applicable Environmental Law, except as specifically described in any environmental report commissioned by Purchaser.

     4.17 Brokers and Finders. No broker or finder has acted for Seller or Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or Shareholder.

     4.18 Deposits. Seller does not now hold any deposits or prepayments by third parties with respect to any of the Assets or the Business ("Deposits") which are not reflected as liabilities on the Reference Balance Sheet. If Seller holds any Deposits as of the Closing Date, Purchaser will be given credit against the Purchase Price for the amount of any such Deposits pursuant to
Article 20 hereof.

     4.19 Work Orders. There are no outstanding work orders or contracts relating to any portion of the Assets or the Mt. Morris Land from or required by any policy of insurance, fire department, sanitation department, health authority or other governmental authority nor is there any matter under discussion with any such parties or authorities relating to work orders or contracts.

     4.20 Telephone Numbers. All telephone numbers used by Seller in connection with the Business are included in the Assets and are believed to be fully transferable to Purchaser.

     4.21 No Royalties. No royalty or similar item or amount is being paid or is owing by Seller, nor is any such item accruing, with respect to the operation, ownership or use of the Business or the Assets.

     4.22 Insurance. Schedule 4.22 hereto sets forth all existing insurance policies held by Seller relating to the Business, the Assets, the Mt. Morris Improvements, or the employees or agents of Seller. Each such policy is in full force and effect and is with insurance carriers believed by Seller to be responsible. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Reference Balance Sheet. All retroactive premium adjustments for any period ended on or before June 1, 1997, under any worker's compensation policy or any other insurance policies of Seller have been recorded in accordance with generally accepted accounting principles and are reflected in the Reference Balance Sheet. Except for such policies which are identified as such on Schedule 4.22, none of such policies will terminate as a result of the transactions contemplated by this Agreement.

     4.23 Great Lakes Sales and Rental, Inc. The personal property of Great Lakes Sales and Rental, Inc., a Michigan corporation ("Great Lakes"), consisting of construction equipment, previously held in the name of Seller, shall have been re-acquired by Seller in accordance with all applicable laws. From and after the acquisition of such personal property of Great Lakes, Seller shall possess such property, as described on Schedule 4.23.

     4.24 Warranties and Product Liability.

          (a) Except for (i) warranties implied by law and (ii) warranties disclosed on Schedule 4.24 hereto, Seller has not given or made any warranties in connection with the sale or rental of goods or services in connection with the operation of the Business, including, without limitation, warranties covering the customer's consequential damages. To the Best Knowledge of Seller, there is no known existing state of facts or occurrence of any event forming the reasonable basis of any present claim against Seller with respect to warranties in connection with the operation of the Business relating to products manufactured, sold or distributed by Seller or services performed by or on behalf of Seller in connection with the operation of the Business that could reasonably be expected to materially exceed the reserves therefor.

          (b) To the Best Knowledge of Seller, there is no known existing state of facts or any event forming the reasonable basis of any present claim against Seller in connection with the operation of the Business not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of Seller in connection with the operation of the Business.

     4.25 No Untrue Statements. The statements, representations and warranties of Seller and Shareholder set forth in this Agreement and the Schedules and in all other documents and information furnished to the Rush Parties and their representatives in connection herewith do not include any known untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading. To the Best Knowledge of Seller, there is no fact or matter that is not disclosed to Purchaser in this Agreement or the Schedules that materially and adversely affects or, so far as Seller or Shareholder can now reasonably foresee, could materially and adversely affect the condition (financial or otherwise) of any of the Assets or the Business or the ability of Seller or Shareholder to perform their respective obligations under this Agreement.

     5. REPRESENTATIONS AND WARRANTIES OF THE RUSH PARTIES. The Rush Parties represent and warrant to Seller and Shareholder as follows:

     5.1 Incorporation. Each of the Rush Parties is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

     5.2 Authorization. Each of the Rush Parties has full legal right and corporate power to enter into and deliver this Agreement and to consummate the transactions set forth herein and to perform all the terms and conditions hereof to be performed by it. This Agreement has been duly executed and delivered by each of the Rush Parties and is a legal, valid and binding obligation of each of them enforceable in accordance with its terms, except as limited by applicable bankruptcy, moratorium, insolvency or other laws affecting generally the rights of creditors or by principles of equity.

     5.3 Brokers and Finders. No broker or finder has acted for either of the Rush Parties in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Rush Parties.

     6. NATURE OF STATEMENTS AND SURVIVAL OF INDEMNIFICATIONS, GUARANTEES, REPRESENTATIONS AND WARRANTIES OF SELLER AND, WHERE APPLICABLE, OF SHAREHOLDER. All statements of fact contained in this Agreement or in any written statement (including financial statements), certificate, schedule or other document delivered by or on behalf of Seller or Shareholder pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of Seller and Shareholder hereunder. All indemnifications, guarantees, covenants, agreements, representations and warranties made by Seller, in addition, by and Shareholder, where applicable, hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing regardless of any investigation at any time made by or on behalf of Purchaser.

     7. CONTRACTS PRIOR TO THE CLOSING DATE.

     7.1 Approval of Contracts. Seller shall not enter into or materially amend any contracts related to the Business or the Assets between the date hereof and the Closing Date, other than in the ordinary course of business, unless approved in writing by Purchaser. Except for contracts entered into in the ordinary course of business, Seller will provide all information requested by Purchaser relating to each such contract or amendment to enable Purchaser to make an informed decision regarding approval of such contract or amendment.

     7.2 Contracts Included in Assets. Any contracts, agreements or commitments (or amendments to such items) related to the Business or the Assets that are entered into by Seller between the date hereof and the Closing Date and are approved in writing by Purchaser (after review of true, correct and accurate copies of such items) shall be included in the Assets (with no addition to the Purchase Price) and shall be assumed by Purchaser pursuant to the provisions of
Section 3.2. Excluded from the foregoing are any Contracts that relate to the business prior to the Closing and do not impose on Purchaser any duty or obligation whatsoever.

     8. COVENANTS OF SELLER AND SHAREHOLDER PRIOR TO CLOSING DATE. Seller and Shareholder hereby covenant and agree that between the date of this Agreement and the Closing Date:

     8.1 Access to Information. Seller shall afford to the officers and authorized representatives of the Rush Parties access to the plants, properties, books and records of Seller related to the Assets and the Business and shall furnish Purchaser with such financial and operating data and other information regarding the Assets and the Business and as Purchaser may from time to time reasonably request.

     8.2 General Affirmative Covenants. Seller shall, and each Shareholder shall cause Seller to:

          (a) conduct the Business only in the ordinary course;

          (b) maintain the Assets and the Mt. Morris Improvements in good working order and condition, ordinary wear and tear excepted;

          (c) perform all its obligations under agreements relating to or affecting the Assets, the Mt. Morris Land, the Mt. Morris Improvements or the Business;

          (d) keep in full force and effect adequate insurance coverage on the Assets, the Mt. Morris Improvements and the operation of the Business;

          (e) use its best efforts to maintain and preserve the Business, and retain its present employees, customers, suppliers and others having business relations with it;

          (f) duly and timely file all reports or returns required to be filed with any Governmental Authority, and promptly pay all Taxes levied or assessed upon it or its properties or upon any part thereof;

          (g) duly observe and conform to all Governmental Requirements relating to the Assets, the Mt. Morris Land, or its properties or to the operation and conduct of its Business and all covenants, terms and conditions upon or under which any of its properties are held;

          (h) remove and have released, by payment or otherwise, all liens and encumbrances of any nature whatsoever on the Assets or the Mt. Morris Land (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement or liens and encumbrances, if any, on the Mt. Morris Land that are expressly permitted pursuant to the terms and provisions of the Mt. Morris Lease);

          (i) duly and timely take all actions necessary to carry out the transactions contemplated hereby;

          (j) deliver to Purchaser on or before the 15th day of each month true and correct unaudited monthly balance sheets and statements of income for the Business for the immediately preceding month;


          (k) deliver to Purchaser on the Closing Date a true and correct unaudited annual balance sheet, statement of income and statement of changes in financial position for the six months ended June 30, 1999, together with any additional financial information reasonably requested by Purchaser to allow Purchaser to timely comply with its reporting requirements under the Exchange Act, all in form and substance sufficient to allow Purchaser to timely comply with such reporting requirements;

          (l) preserve and maintain the goodwill of the Business;

          (m) cause the net book value of the used, rental, leased and "rent to own" construction machinery equipment, and all used attachment inventory of Seller to be 85% of the fair market value; and

          (n) relocate Seller's Pontiac, Michigan dealership to a location designated by Purchaser (the "New Pontiac Location") and to sublease such location from Purchaser until the earlier of October 31, 1999 or the Closing Date under substantially identical terms as the terms of any lease by Purchaser of such location, so long as Purchaser agrees to reimburse Seller for all its reasonable out-of-pocket expenses from such relocation (the "Pontiac Relocation"). Notwithstanding the foregoing, in the event the transactions contemplated herein are not consummated by October 31, 1999, then Seller may, at its option, continue to sublease the New Pontiac Location under the same terms and conditions for any period of time ending on or before October 31, 2000, after which time Seller and Purchaser may enter into good faith negotiations for the continued leasing by Seller of the New Pontiac Location.

     8.3 General Negative Covenants. Seller shall not take, and each Shareholder shall not permit Seller to take, any of the following actions without the prior written consent of Purchaser:

          (a) entering into or amending or assuming any contract, agreement, obligation, lease, license or commitment related to the Business or the Assets (or of a type included in the Assets) other than in accordance with the provisions of Section 7.1;

          (b) entering into or amending or assuming any mortgage, pledge, conditional sale or other title retention agreement, lien, encumbrance or charge of any kind upon any of the Assets or the Mt. Morris Land or selling, leasing, abandoning or otherwise disposing of any of the Assets, the Mt. Morris Land, including, but not limited to, real property, machinery, equipment or other operating properties;

          (c) engaging in any activities or transactions that might adversely affect the Assets or the Business; or

          (d) increasing the compensation of any officer or employee of Seller, other than normal compensation adjustments in the ordinary course of the Business consistent with past practice.

     8.4 Disclosure of Misrepresentations and Breaches. If any of the representations or warranties of Seller or Shareholder hereunder are determined by Seller or Shareholder to have been incorrect when made, or are determined by Seller or Shareholder to be incorrect as of any date subsequent to the date hereof, or if any of the covenants of Seller or Shareholder contained in this Agreement have not been complied with timely, then Seller and Shareholder shall immediately notify Purchaser to such effect (provided that such notice shall in no way limit the rights of Purchaser (a) under Articles 10 and 17 to terminate this Agreement or refuse to consummate the transactions contemplated hereby or
(b) to enforce any rights or remedies it may have hereunder). Notwithstanding the foregoing, is Seller provides written Notice to Purchaser that a material representation or warranty of Seller or Shareholder is incorrect prior to the Closing, the sole remedy that Purchaser may have is to either terminate this Purchase Agreement or enter into a mutual agreement with Seller and Shareholder regarding an adjustment of the Purchase Price.

     8.5 Government Filings. Seller and Shareholder shall cooperate with the Rush Parties and their representatives in the preparation of any documents or other material that may be required by any Governmental Authority in connection with the Assets or the Business or the transactions contemplated hereby.

     8.6 Access to and Inspection of Premises, Facilities and Equipment. Seller shall afford to the officers and authorized representatives of Purchaser access to the Mt. Morris Land and all other premises, facilities and tangible assets included in the Assets for the purpose of inspecting such premises, facilities and equipment in such manner as Purchaser shall deem appropriate.

     9. COVENANTS REGARDING THE CLOSING AND POST-CLOSING.

     9.1 Covenants of Seller. (a) Seller and Shareholder hereby covenant and agree that they shall (i) use commercially reasonable efforts to cause all of their respective representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (ii) use commercially reasonable efforts to cause all of their respective obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (iii) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date, and (iv) deliver to Purchaser at the Closing the certificates, updated lists, opinion of counsel, notices, consents, authorizations, approvals, agreements, leases, transfer documents, receipts, and amendments contemplated by Article 10 (with such additions or exceptions to such items as are necessary to make the statements set forth in such items accurate, provided that if any of such additions or exceptions cause any of the conditions to Purchaser's obligations hereunder as set forth in Article 10 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Purchaser under Articles 10 and 17 to terminate this Agreement or refuse to consummate the transactions contemplated hereby).

          (b) To the extent Seller receives any funds or other assets in payment of receivables, or in connection with any other Assets being sold to Purchaser pursuant hereto, Seller shall immediately deliver such funds and assets to Purchaser and take all steps necessary to vest title to such funds and assets in Purchaser. Seller hereby designates Purchaser and its officers as Seller's true and lawful attorney-in-fact, with full power of substitution, to execute or endorse for the benefit of Purchaser any checks, notes or other documents included in the Assets or received by Purchaser in payment of or in substitution or exchange for any of the Assets. Seller hereby acknowledges and agrees that the power of attorney set forth in the preceding sentence is coupled with an interest, and further agrees to execute and deliver to Purchaser from time to time any documents or instruments reasonably requested by Purchaser to evidence such power of attorney.

     9.2 Covenants of Purchaser. Purchaser hereby covenants and agrees that it shall (a) use commercially reasonable efforts to cause all of its representations and warranties set forth in this Agreement to be true on and as of the Closing Date, (b) use commercially reasonable efforts to cause all of its obligations that are to be fulfilled on or prior to the Closing Date to be so fulfilled, (c) use commercially reasonable efforts to cause all conditions to the Closing set forth in this Agreement to be satisfied on or prior to the Closing Date (provided that failure by Purchaser to comply with a second requirement for information under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or to comply with any requested divestiture of assets or to enter into any consent or similar order or agreement shall not constitute a failure of Purchaser to use commercially reasonable efforts), and (d) deliver to Seller at the Closing the certificate contemplated by Article 11 (with such additions or exceptions to such certificate as are necessary to make the statements set forth in such certificate accurate, provided that if any of such additions or exceptions cause any of the conditions to Seller's obligations hereunder as set forth in Article 11 not to be fulfilled, such additions and exceptions shall in no way limit the rights of Seller under Articles 11 and 17 to terminate this Agreement or to refuse to consummate the transactions contemplated hereby).

     9.3 Inventory Audit. Within five days prior to Closing, Seller and Purchaser shall each appoint one or more representatives knowledgeable in the equipment business, and shall cause such representatives to jointly conduct an audit (in accordance with generally accepted accounting principles, consistently applied) of the inventory of the Assets as of the Closing Date. Each party shall bear their cost of conducting such audit.

     10. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are, at the option of Purchaser, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Purchaser, in its sole discretion):

     10.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The respective representations and warranties of Seller and Shareholder contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each and all of the agreements and covenants of Seller and Shareholder to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed. Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to all such effects.

     10.2 Financial Information. Seller and Shareholder shall have provided to Purchaser at Closing all financial information of Seller in the format required in connection with the filing of financial information of Seller with Rush's Current Report on Form 8-K under the Exchange Act required in connection with Purchaser's acquisition of the Business.

     10.3 No Governmental Actions. No action or proceeding before any Governmental Authority shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement, and Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder stating they have no Best Knowledge of any such items. No Governmental Authority shall have taken any other action as a result of which the management of Purchaser reasonably deems it inadvisable to proceed with the transactions contemplated by this Agreement.

     10.4 No Adverse Change. No adverse change in the Business shall have occurred, and no loss or damage to any of the Assets, whether or not covered by insurance, shall have occurred since the Balance Sheet Date, and Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to all such effects.

     10.5 Update of Contracts. Seller shall have delivered to Purchaser an accurate list, as of the Closing Date, showing (a) all agreements, contracts and commitments of the type listed on Schedule 4.8 entered into since the date of this Agreement (including, but not limited to, amendments, if any, to the items listed on Schedule 4.8), and (b) all other agreements, contracts and commitments related to the Business or the Assets entered into since the date of this Agreement, together with true, complete and accurate copies of all documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the items on the list (the "New Contracts"). Purchaser shall have the opportunity to review the New Contracts, and shall have the reasonable right to delay the Closing for up to five days if in its sole reasonable discretion Purchaser deems such a delay necessary to enable it to adequately review the New Contracts. All of the New Contracts that are approved in writing by Purchaser prior to the Closing, as it may be delayed, (whether such approval by Purchaser is given before or after Seller executes the New Contract) shall be included in the Assets and the future obligations of Seller thereunder shall be assumed by Purchaser pursuant to Section 3. Any New Contracts that are not approved in writing by Purchaser prior to the Closing, as it may be delayed, shall remain the sole obligation of Seller and shall not be assumed by Purchaser, and Purchaser shall have no obligation or liability with respect thereto.

     10.6 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to Purchaser.

     10.7 No Material Adverse Information. The investigations with respect to Seller, the Assets and the Business, performed by Purchaser's professional advisors and other representatives shall not have revealed any material adverse information concerning Seller, the Assets or the Business that has not been made known to Purchaser in writing prior to the date of this Agreement.

     10.8 Notices and Consents. No notice to or consent, authorization, approval or order of any Person shall be required for the consummation of the transactions contemplated by this Agreement (except for notices that have been duly and timely given and consents, authorizations and approvals that have been obtained), and Seller and Shareholder shall have delivered to Purchaser a certificate dated the Closing Date and executed by Seller and Shareholder to such effect. True and correct copies of all required notices, consents, authorizations and approvals shall have been delivered to Purchaser and shall be satisfactory in form and substance to Purchaser and its counsel.

     10.9 Mt. Morris Lease. Mt. Morris Landlord and Purchaser shall have entered into the Mt. Morris Lease.

     10.10 Corporate Approval. Seller and Shareholder shall have taken or caused to be taken all necessary or desirable actions, steps and corporate proceedings (whether by directors, shareholders or otherwise) to approve and authorize the transfer of the Business and the Assets by Seller to Purchaser, and to approve and authorize the execution and delivery of this Agreement by the Seller, and Seller and Shareholder shall have delivered to Purchaser at Closing a certificate to all such effects.

     10.11 Insurance Coverage. Seller has obtained from Seller's current insurers adequate "tail" insurance to provide coverage for any claims made after the termination of Seller's existing insurance policies.

     10.12 Transfer and Assignment Documents. Seller shall have delivered to Purchaser all documents reasonably necessary or required to effectively transfer and assign the Business and the Assets to Purchaser (including, without limitation, all required consents), such transfers and assignments to convey good and marketable title to the Assets to Purchaser, free and clear of all liens and encumbrances whatsoever (except for liens, encumbrances and obligations, if any, specifically assumed by Purchaser pursuant to this Agreement), and to be in form and substance reasonably satisfactory to Purchaser and its counsel.

     10.13 Liens Released. Each and every lien or encumbrance of any nature, if any, relating to the Assets shall have been terminated and released and proof thereof delivered to the Purchaser (except for liens and encumbrances, if any, specifically assumed by Purchaser pursuant to this Agreement).

     10.14 UCC Matters. The current certificate issued by a company reasonably acceptable to Purchaser reflecting that since the date of the searches furnished pursuant to Section 2.4 hereof no Uniform Commercial Code filings, chattel mortgages, assignments, pledges or other encumbrances have been filed in the offices of the Secretary of State of the State of Michigan, in the office of the County Clerk of Genesee County, Michigan, or in any other appropriate offices for the filing of such documents in the State of Michigan with reference to the Assets.

     10.15 Telephone Transfer. Seller shall have transferred to Purchaser its user rights to all telephone numbers included in the Assets.

     10.16 Ordinary Course of Business. During the period from the date of this Agreement until Closing, Seller shall have carried on the Business in the ordinary and usual course and the Seller and Shareholder shall have delivered to Purchaser at Closing a certificate to that effect.

     10.17 Other Documents. Seller shall have delivered or caused to be delivered all other documents, agreements, resolutions, certificates or declarations as Purchaser or its attorneys may have reasonably requested.

     10.18 Dealer License. Purchaser shall have obtained written approval by the appropriate departments or agencies of the State of Michigan to do business as a John Deere dealer in the present territory of Seller's dealership.

     10.19 John Deere Approval. Purchaser shall have received written confirmation from each of John Deere and John Deere Commercial Worksite Products, Inc., that the existing dealership agreements will survive the termination of the dealership or that Purchaser will have an authorized dealership from each of such companies in Seller's existing territory subsequent to the Closing Date.

     10.20 Inventory Audit. The inventory audit contemplated by Section 9.3 shall have been completed and the results thereof shall be satisfactory to Purchaser.

     10.21 Other Records. Seller shall have delivered or caused to be delivered all of the following items in the possession of or under the control of Seller: original licenses and permits, certificates of occupancy, certificates of compliance, permits, architectural, mechanical, or electrical plans and specifications and surveys relating to the Mt. Morris Land, the Mt. Morris Improvements, and the Assets; all studies with respect to the functional aspects of the Mt. Morris Land, the Mt. Morris Improvements and the Assets, including, without limitation, environmental site assessments and reports; soil and compaction tests and flooding studies; all extra promotional brochures, posters, signs and other advertising materials relative to the operation of the Mt. Morris Land and the Assets; and copies of all other books and records relating to the ownership and operation of the Mt. Morris Land, the Mt. Morris Improvements and the Assets.

     10.22 Government Approvals. All necessary government and regulatory approvals have been obtained.

     10.23 Receivables Guarantee. Rush shall have agreed to guarantee any recourse obligations of Seller required in connection with the sale by Seller of accounts receivable generated with respect to the Business prior to the Closing Date in consideration for the agreement of Seller to reimburse Rush for any amounts paid under such guarantee.

     10.24 Leasehold Policy. Seller shall have delivered to Purchaser a leasehold policy of title insurance in the form ordinarily and customarily utilized in the State of Michigan insuring Purchaser's leasehold interest under the Mt. Morris Lease issued in accordance with the Title Commitment (including the required endorsements thereto as set forth in Section 22.1 hereof, and containing only those exceptions set forth in the Title Commitment as amended in accordance with Section 22.1 hereof).

     10.25 Environmental Reports or Assessments. Purchaser shall have received environmental reports or assessments which show the Mt. Morris Land and the Assets in an environmental condition reasonably satisfactory to Purchaser.

     10.26 MESA Form 1027. Purchaser shall have received from Seller in the time and manner required by law Michigan Employment Security Agency (MESA) Form 1027. Purchaser shall have two (2) days following receipt by Purchaser of such MESA Form to agree to be bound by terms of this Agreement irrespective of any other rights of review granted to Purchaser hereunder.

     10.27 Fair Market Value. The net book value of the used, rental, leased and "rent to own" construction machinery equipment, and all used attachment inventory of Seller shall be 85% of fair market value.

     10.28 Pontiac Relocation. Seller shall have completed the Pontiac
Relocation.

     10.29 Seller's Obligation to Hire Additional Employees. Seller shall have hired two (2) individuals designated by Purchaser to perform such duties for Seller as Purchaser may designate; provided, however, Seller acknowledges that such individuals are employees of Seller and not of Purchaser or Purchaser's Affiliates and Seller is responsible for any and all employment related issues or claims arising out of the employment relationships between Seller and such individuals.

     11. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions (any of which may be waived by Seller in its sole discretion):

     11.1 Accuracy of Representations and Warranties and Fulfillment of Covenants. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. Each of the agreements and covenants of Purchaser to be performed on or before the Closing Date shall have been performed. Purchaser shall have delivered to Seller a certificate dated the Closing Date and executed by Purchaser to all such effects.

     11.2 Delivery of Purchase Price. Purchaser shall have paid to Seller the Purchase Price as required by this Agreement, subject in all respects to the provisions of Article 20 below.

     11.3 Approval of Counsel. All actions, proceedings, instruments and documents required or incidental to carrying out this Agreement and all other related legal matters shall have been approved by counsel to Seller.

     11.4 Governmental Approvals. All necessary government and regulatory approvals have been obtained.

     11.5 Mt. Morris Lease. Mt. Morris Landlord and Purchaser shall have entered into the Mt. Morris Lease.

     12. SPECIAL CLOSING AND POST-CLOSING COVENANTS.

     12.1 Change of Name. Immediately upon the occurrence of the Closing, Seller and the Shareholder shall cease using the names "John Deere," "Calvert Sales," and all derivations thereof. Seller covenants and agrees that after the Closing they will not, directly or indirectly, use the names

"John Deere," "Calvert Sales," or any derivation thereof in connection with any business enterprise; provided, however, Seller may make reference to "Calvert Sales" in connection with the adoption of any plan of dissolution, liquidation and termination of existence of Seller.

     12.2 Exchange Act Filing; Cooperation. After the Closing, Seller shall reasonably cooperate with and provide information to Purchaser as is necessary for Purchaser to comply with its reporting obligations under the Exchange Act.

     13. INDEMNITY BY SELLER AND THE SHAREHOLDERS.

     13.1 Indemnification by Seller. The Seller and Shareholder agree to jointly and severally indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party (collectively, "General Losses"), arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by Seller and any of the Shareholders in this Agreement.

     13.2 Environmental Indemnification. Seller and Shareholder agree to jointly and severally indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Environmental Liabilities which may now or in the future be paid, incurred or suffered by or asserted against such party, arising out of or resulting from or relating to or in connection with (a) the acts or omissions of Seller or Shareholder or other person or entity for whose actions Seller is legally responsible on or prior to the Closing Date relating to the Mt. Morris Land, the New Pontiac Location or the Assets or any operations conducted by Seller or on the Mt. Morris Land; (b) any violation of Environmental Law by Seller or other person or entity for whose actions Seller is legally responsible occurring or commencing on or prior to the Closing Date and resulting from or related to the Mt. Morris Land, the New Pontiac Location, the Assets or the operations conducted on or with the Mt. Morris Land, the New Pontiac Location or the Assets; (c) the management, treatment or disposal of any wastes at or from the Mt. Morris Land, the New Pontiac Location on or prior to the Closing Date by Seller or other person or entity for whose actions Seller is legally responsible; (d) the presence or use of any Hazardous Materials at, on or under the Mt. Morris Land or the New Pontiac Location on or prior to the Closing Date;
(e) any Environmental Condition existing at or with respect to the Assets on the Mt. Morris Land or the New Pontiac Location as of the Closing Date attributable to Seller or other person or entity for whose actions Seller is legally responsible; (f) any acts or omissions of Seller or Shareholder relating to the Mt. Morris Land, the Assets or the Businesses or any operations conducted on or with the Mt. Morris Land, the New Pontiac Location, or the Assets; or (g) any breach by Seller or Shareholder of a representation or warranty contained in
Section 4.16 hereof; or (h) the Old Pontiac Location (collectively, "Environmental Losses"). In clarification of this Section, and not in limitation thereof, Seller's or Shareholder's indemnity of Purchaser hereunder shall include (y) any capital or other expenditures necessary to comply with Environmental Laws, provided such expenditures relate to any Environmental Condition that existed as of the Closing Date, and (z) all fines, penalties and other costs and expenses that arise from or relate to an Environmental Condition that existed as of the Closing Date, including fines, penalties and other costs and expenses that arise from or relate to the continued existence of such Environmental Condition after the Closing Date.

     13.3 Tax Indemnification. Seller and Shareholder agree to jointly and severally indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any Taxes or Tax Returns of Seller for any period, or portion thereof, up to and including the Closing Date (collectively, "Tax Losses").

     13.4 Products Liability and Warranty Indemnification. Seller and Shareholder agree to jointly and severally indemnify, defend and hold harmless the Rush Parties and each of their respective Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against such party arising out of or resulting from or relating to any products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date or with respect to any claims made pursuant to warranties to third Persons in connection with products manufactured, sold or distributed or services provided by or on behalf of Seller in connection with the Business or Assets on or prior to the Closing Date (collectively, "Product Losses").

     13.5 Indemnification by the Rush Parties. The Rush Parties jointly and severally agree to indemnify, defend and hold harmless Seller and Shareholder and Seller's Affiliates, officers, directors, employees, agents, consultants, representatives, shareholders and controlling Persons and their respective successors and assigns from and against and in respect of any and all Damages which may now or in the future be paid, incurred or suffered by or asserted against any such party, arising out of or resulting from or relating to (a) any misrepresentation, breach of warranty or breach of any covenant, commitment or agreement made or undertaken by the Rush Parties in this Agreement; (b) any violation of Environmental Law by any of the Rush Parties at the New Pontiac Location, the presence or use of Hazardous Materials at the New Pontiac Location, or any Environmental Condition at the New Pontiac Location, first arising after the Closing Date and not attributable to Seller, Shareholder or Seller's affiliates or any of their respective agents, employees or representatives.

     13.6 Procedure. All claims for indemnification or payment under this Article shall be asserted and resolved as follows:

          (a) An Indemnitee shall promptly give the Indemnitor written notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement (an "Indemnification Event"), stating the amount of the Loss, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

          (b) The obligations and liabilities of an Indemnitor under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third- Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third-Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. Subject to the condition that written notice be delivered prior to the expiration of one year after the Closing Date, failure to provide such written notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period. In the event the Indemnitor assumes the defense against any such Third-Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. The Indemnitor understands that if such Third-Party Claim results in an obligation to indemnify hereunder, Damages shall include all reasonable costs and expenses of such defense. Except for the settlement of a Third-Party Claim that involves the payment of money only and for which the Indemnitor has provided written objection to Indemnitee under Section 13.6(c), no Third-Party Claim may be settled without the written consent of the Indemnitee. Written notice of any proposed settlement of any such claim and the material terms thereof shall be delivered by Indemnitee to Indemnitor at least five Business Days prior to any settlement of any such claim.

          (c) If a claim for indemnity is provided pursuant to this Article by an Indemnitee and the Indemnitor does not pay such claim or object to such claim within 20 Business Days after written notice is received by the Indemnitor, such claim shall be deemed agreed to by the Indemnitor. If the Indemnitor shall object to such claim, a written notice of such objection setting forth in reasonable detail the basis for such objection shall be provided to the Indemnitee and such dispute shall be resolved in accordance with Section 24.12 hereof. In addition, if the claim shall have been determined to have been a valid claim, Damages shall include interest at the prime rate as quoted from time to time by The Frost National Bank from the date the claim is first made until fully paid.

     13.7 Payment. Payment of any amounts due pursuant to this Article shall be made within ten Business Days after final adjudication of such claim and after written notice is sent by the Indemnitee.

     13.8 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article and the Indemnitor shall refuse or fail to pay in full within thirty (30) Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee shall proceed in accordance with the arbitration provisions of Section 24.12 hereof; provided, however, that in the case of indemnification for a Third-Party Claim, such matter need not be resolved by arbitration until the underlying Third-Party Claim is finally resolved.

     13.9 Cooperation. The Indemnitor and the Indemnitee shall cooperate with each other with regard to any indemnification obligation under this Article and each shall attempt to make available to the other on a reasonable basis all personnel records, materials and information in its possession or under its control as is reasonably requested by the other.

     13.10 Time Limitations. Notwithstanding any provision contained herein to the contrary, Shareholder will have no liability with respect to any representation, warranty, covenant or obligation, other than those set forth in
Section 13.11, Section 14 or in which actual fraud is involved, unless on or before one (1) year from the Closing Date, Purchaser notifies Seller of a claim specifying the factual basis of such claim in reasonable detail to the extent then known by Purchaser.

     13.11 Special Provisions Concerning New Pontiac Location. The Rush Parties and Seller agree to obtain a Phase I environmental site assessment of the New Pontiac Location at the time that Purchaser enters into the lease therefor (and Seller enters into the sublease therefor, as provided in Section 8.2(n) hereof, and to obtain an update thereof as of the time that the sublease from Purchaser to Seller terminates, in order to better establish the nature and extent of any Environmental Conditions or violations of Environmental Laws occurring at or with respect to the New Pontiac Location during Seller's occupancy thereof. Such site assessment and the update thereof shall be prepared by a qualified environmental consultant or firm selected and paid for by Purchaser and reasonably acceptable to Seller. Seller agrees that one such firm is GeoConsul of Buda, Texas. All reports prepared by such consultant or firm shall be the property of Purchaser, but Purchaser shall provide Seller with copies thereof, which Seller agrees to maintain in strict confidence in accordance with its provision of Article 15 hereof. Notwithstanding anything in this Section 13.11 to the contrary, any environmental study shall be at the sole expense of the Purchaser.

     13.12 Limitation on Indemnification. Notwithstanding any provision contained herein to the contrary, the Rush Parties shall not make any claim for indemnification, nor shall Seller or Shareholder be responsible for paying any indemnification obligation, in excess of the Purchase Price.

     14. NON-COMPETITION AGREEMENTS.

     14.1 Non-Competition. In consideration of the benefits of this Agreement to Seller and as a material inducement to the Rush Parties to enter into this Agreement and pay the Purchase Price, Seller and Shareholder hereby covenant and agree that, commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, Seller and Shareholder shall not, and Seller will cause their Affiliates, officers, directors and representatives, as applicable, not to, directly or indirectly, as proprietor, partner, stockholder, director, executive, officer, employee, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control, of any entity in the states of Michigan or Texas which engages in any business activity which Seller or the Rush Parties or their Affiliates participates or participated as of the Closing Date, including, but not limited to, the construction machinery business; provided, however, the foregoing shall not prohibit Seller and Shareholder, and their Associates, Affiliates and representatives from purchasing and holding as an investment not more than 5% of any class of publicly traded securities of any entity which conducts a business in competition with the business of the Rush Parties, so long as Seller and Shareholder, and their Affiliates and representatives do not participate in any way in the management, operation or control of such entity.

     14.2 Judicial Reformation. Seller and Shareholder acknowledge that, given the nature of the Rush Parties' business, the covenants contained in Section
14.1 establish reasonable limitations as to time, geographic area and scope of activity to be restrained and do not impose a greater restraint than is reasonably necessary to protect and preserve the goodwill of the Rush Parties' business and to protect their legitimate business interests. If, however,
Section 14.1 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of it being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographic area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

     14.3 Customer Lists; Non-Solicitation. Seller and Shareholder hereby further covenant and agree that they shall not, and Seller and Shareholder will cause their Affiliates and representatives not to, directly or indirectly, (a) use or make known to any person or entity the names or addresses of any clients or customers of Seller or the Rush Parties or any other information pertaining to them, provided, however, such limitation shall not apply to any information which (i) is then generally known to the public; (ii) become or becomes generally known to the public through no fault of Seller or Shareholder, its Affiliates and representatives, and (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law, (b) call on, solicit, or attempt to call on or solicit any clients or customers of Seller or the Rush Parties, nor (c) solicit for employment, recruit, hire or attempt to recruit or hire any employees of Seller or the Rush Parties.

     14.4 Covenants Independent. The covenants of Seller and Shareholder contained in Sections 14.1, 14.2 and 14.3 of this Agreement will be construed as independent of any other provision in this Agreement, and the existence of any claim or cause of action by Seller or the Shareholder against the Rush Parties will not constitute a defense to the enforcement by the Rush Parties of said provisions. Seller and Shareholder understand that the provisions contained in Sections 14.1, 14.2 and 14.3 are essential elements of the transactions contemplated by this Agreement and, but for the agreement of Seller and Shareholder to Sections 14.1, 14.2 and 14.3, the Rush Parties would not have agreed to enter into this Agreement and the transactions contemplated herein. Seller and Shareholder have been advised to consult with counsel in order to be informed in all respects concerning the reasonableness and propriety of Sections 14.1, 14.2 and 14.3 with specific regard to the nature of the business conducted by Seller and the Rush Parties, Seller and Shareholder acknowledge that Sections 14.1, 14.2 and 14.3 are reasonable in all respects.

     14.5 Remedies. In the event of a breach or a threatened breach by Seller or the Shareholder of any of the provisions contained in Sections 14.1, 14.2 or
14.3 of this Agreement, Seller and Shareholder acknowledge that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

     15. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

     15.1 Covenant of Seller and Shareholder. Seller and Shareholder recognize and acknowledge that they have and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, environmental studies and reports, lists of customers, trade secrets, costs and financial information) that after the consummation of the transactions contemplated hereby will be valuable, special and unique property of Purchaser. Seller and Shareholder agree that Seller and Shareholder will, and will cause their Affiliates and representatives to, keep confidential and not disclose to any other Person or use for his or its own benefit or for the benefit of any other Person, and Seller and Shareholder will use their best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Purchaser; provided, however, such limitation shall not apply to any information which (a) is then generally known to the public, (b) become or becomes generally known to the public through no fault of Seller or the Shareholder, or Seller's Affiliates and representatives, and (c) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. In the event of a breach or a threatened breach by Seller or the Shareholder of any of the provisions contained in this Article, Seller and Shareholder acknowledge that the Rush Parties will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, the Rush Parties shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that the Rush Parties may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

     15.2 Covenant of Rush Parties. Rush and Rush Parties, their officers, directors, agents, employees and any Affiliate of Rush and Rush Parties (for purposes of this Section 15.2, collectively, the "Purchaser"), recognize and acknowledge that they have and will have access to certain confidential information of Seller that is included in the Assets (including, but not limited to, environmental studies and reports, lists of customers, trade secrets, costs and financial information) that is valuable, special and unique property of Seller. In the event the transactions contemplated hereby are not consummated, Purchaser agrees that Purchaser will, and will cause Purchaser's Affiliates and representatives to, keep confidential and not disclose to any other Person or use for his or its own benefit or for the benefit of any other Person, and Purchaser will use their best efforts to prevent disclosure by any other Person of, any such confidential information to any Person for any purpose or reason whatsoever, except to authorized representatives of Seller; provided, however, such limitation shall not apply to any information which (a) is then generally known to the public, (b) become or becomes generally known to the public through no fault of Purchaser and Purchaser's representatives, and (c) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. In the event of a breach or a threatened breach by Purchaser of any of the provisions contained in this Article, Purchaser acknowledges that Seller and Shareholder will suffer irreparable damage or injury not fully compensable by money damages, or the exact amount of which may be impossible to obtain, and, therefore, will not have an adequate remedy available at law. Accordingly, Seller and Shareholder shall be entitled to obtain such injunctive relief or other equitable remedy, without the necessity of posting bond therefor, from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that Seller and Shareholder may have under this Agreement, at law or in equity, including, without limitation, the right to sue for damages.

     16. DAMAGE TO ASSETS. If, on or before the Closing Date, any of the Assets are damaged or destroyed, Seller will immediately notify Purchaser of such damage or destruction. In the event of any such damage or destruction, Purchaser shall (a) remove any or all of the damaged or destroyed asset or assets it does not desire to purchase from the Assets to be purchased hereunder and reduce the Purchase Price by an amount equal to the portion of the Purchase Price attributable to the damaged or destroyed asset or assets so removed and (b) complete the purchase of the remainder of the Assets and reduce the Purchase Price by the loss in fair market value of any damaged or destroyed Assets that are purchased by Purchaser.

     17. TERMINATION. This Agreement may be terminated without further obligation of the parties, as follows:

     17.1 Mutual Consent. This Agreement may be terminated at any time prior to Closing by mutual written consent of the parties hereto.

     17.2 Failure of Conditions. This Agreement may be terminated by any party hereto, if the conditions, as set forth in this Agreement, to such party's obligations under this Agreement are not fulfilled on or prior to the Closing Date; provided that any such termination shall not limit the remedies otherwise available to such party as a result of misrepresentations of or breaches by the other party.

     17.3 Failure to Close. This Agreement will automatically terminate on October 31, 1999, if the Closing shall not have occurred on or before such date, unless the parties shall have otherwise agreed in writing prior to such date. No party will be liable in damages to any other party as a result of termination pursuant to this Section unless the failure of the Closing was due to the failure of such party to comply with the terms of this Agreement.

     17.4 Liquidated Damages. The parties agree that in the event the Closing does not occur due to the failure of Purchaser to comply with the terms of this Agreement, the actual damages that might be sustained by Seller and Shareholder are uncertain and difficult, if not impossible, to ascertain. Therefore, the parties agree that upon such failure to close Purchaser shall pay to Seller the Escrowed Funds as liquidated damages. The parties agree that the payment of such amount as liquidated damages represents the parties' reasonable forecast of fair, reasonable and just compensation for Purchaser's failure to comply with the terms of this Agreement.

     18. SPECIAL PROVISIONS REGARDING EMPLOYEES OF SELLER.

     18.1 New Employees of Purchaser. It is the intention of Purchaser, and Seller hereby acknowledges and agrees with such position, that any employees of Seller that Purchaser hires will be new employees of Purchaser as of the Closing Date or the date of hire, whichever is later. Such new employees shall be entitled only to such compensation and employee benefits as are agreed to by such employees and Purchaser, or as are otherwise provided by Purchaser, in its sole discretion.

     18.2 No Hiring Commitment. Purchaser specifically does not commit to hire any of the employees of the Business, and Seller specifically understands and acknowledges this fact. However, notwithstanding Purchaser's position, Purchaser will review its needs in anticipation of the purchase of the Assets with a view to hiring certain of the employees of Seller as of the Closing Date. In its review, Purchaser expects to be able to review employee records and conduct employee interviews. Seller agrees that after the date hereof it will make, on a confidential basis, its employee records available to Purchaser and permit Purchaser to contact its employees for the purpose of conducting employee interviews. Seller further agrees to make employees designated by Purchaser available to Purchaser for such purpose.

     18.3 Vacation, Sick Pay, Health Insurance, etc.

          (a) Notwithstanding Purchaser's decision to hire any or all of such employees after the Closing Date, Purchaser shall not be liable under any bonus plan or other plan described in Schedule 4.2(a) or under any other similar plan that may have been established by Seller or for any health insurance benefits that may have accrued to such employees prior to the Closing Date, and Seller expressly acknowledges that it has sole liability for all such employee benefit costs accrued as of the Closing Date whether or not any or all of such employees are subsequently hired by Purchaser pursuant to Section 18.1. Notwithstanding the foregoing, Purchase shall assume at the Closing Seller's obligations to employees of Seller actually hired by Purchaser for accrued but unused vacation and sick leave, which shall include (i) accrued vacation and sick leave through each employee's previous anniversary date and (ii) the pro rata portion of vacation and sick leave earned by each employee since the last anniversary date through the Closing Date, which such vacation and sick leave will be available to employee following his next anniversary, and the Purchase Price shall be reduced by the dollar value of such obligation; provided, however, Purchaser shall only assume up to the number of accrued but unused vacation and sick leave days that each employee of Seller actually hired by Purchaser would be entitled to under Purchaser's vacation day and sick leave policy. Except for vacation and sick leave time assumed by Purchaser as set forth above, Purchaser shall have no obligation after the Closing to continue any pension plans or work benefit plans currently offered by Seller to its employees.

          (b) With respect to employees actually employed by Purchaser, Seller will remain responsible for medical expenses covered under its plans (i) actually incurred prior to the Closing Date or (ii) actually incurred with respect to any hospitalization that begins prior to the Closing Date until such hospitalization ends (as required under such plans), and Purchaser will be responsible for all other medical expenses incurred on or after the Closing Date to the extent covered under its plans; provided, however, the employees will be treated as newly hired employees of Purchaser beginning on the Closing Date insofar as medical expenses paid under Purchaser's plans affects the time or amount of coverage. Seller shall cooperate with Purchaser to provide continuity of such insurance coverage to such employees. Seller shall be solely responsible for any obligations under the Consolidated Omnibus Budget Reconciliation Act, as amended, with respect to its employees.

     18.4 Severance Benefits; Employment Termination. Purchaser shall have no obligation whatsoever to pay all or any part of any severance benefits that Seller is or may be obligated to pay in connection with the termination of employment by Seller of any of its employees.

     18.5 Employee Benefit Plans. Purchaser shall not and does not hereby assume, continue or maintain any pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies or plans maintained by Seller for its employees. It is intended that Purchaser shall not at any time be a successor employer for purposes of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Seller hereby represents and warrants to Purchaser that the consummation of this Agreement (and the employment by the Purchaser of former employees of the Seller) will not result in any carryover liability to the Purchaser for taxes, penalties, interest or any other claims resulting from any employee pension benefit plan, employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller. In addition, the Seller makes the following representations (a) as to employee pension benefit plans of
Seller: (i) Seller has not become liable to the PBGC under Section 4062, 4063 or 4064 of ERISA under which a lien could attach to the assets of the Seller under
Section 4068 of ERISA; (ii) Seller has not ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA; and (iii) Seller has not made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA, and (b) all group health plans maintained by Seller have been operated in compliance with Section 4980B(f) of the Code. In addition, the parties agree that the Purchaser does not and will not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with, any employee pension benefit plan, any employee welfare benefit plan, or other employee benefit agreement or arrangement maintained by Seller for its employees, former employees, retirees, their beneficiaries or any other person. In addition and not as a limitation of the foregoing covenant, the parties agree that the Seller shall be liable for any continuation coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before Closing Date.

     18.6 Reporting of Data. Purchaser and Seller shall complete and furnish to each other such other employee data as shall be reasonably required from time to time for each party to perform and fulfill its obligations under this Article.

     18.7 Employment Related Claims. Seller agrees that it, and not Purchaser, shall be solely responsible for, and Seller hereby agrees to indemnify, defend and hold harmless Purchaser from and against, all liability, costs and expenses (including reasonable attorneys' fees) for all existing employment claims that have been filed by any employee or former employee of Seller prior to the Closing Date relating to arbitrations, unfair labor practice charges, employment discrimination charges, wrongful termination claims, workers' compensation claims, any employment-related tort claim or other claims or charges of or by employees of Seller, or any thereof filed after the Closing Date but arising as a result of conditions, actions or events or series of actions or events which occurred prior to the Closing Date. Schedule 18.7 hereto sets forth a brief description of any of such claims that have been filed or, to Seller's knowledge, threatened. Without in any way limiting the foregoing, Seller shall defend and hold harmless Purchaser from and against any and all claims, demands, actions, judgments, costs and expenses, including without limitation, attorney fees and settlement costs and other reasonable expenses, related to all liabilities and obligations in connection with Seller's qualified pension, retirement or welfare plans, severance or vacation policies or benefits, or other employee compensation or benefit arrangements or policies.

     19. OFFSET PROVISIONS. Notwithstanding any other provisions of this Agreement, in the event Seller or Shareholder become obligated to pay sums to Purchaser or any party entitled to indemnification under this Agreement or any of the documents or agreements referenced herein or contemplated hereby (whether as a result of indemnity, breach of contract or otherwise), Purchaser shall be entitled to, and shall have the right to, reduce and offset payments due under this Agreement or the Mt. Morris Lease in such amount or amounts as Purchaser (and any Indemnitee that is not promptly paid by Seller) is entitled to receive from Seller or Shareholder, and any such offset shall be deemed to be a payment under this Agreement.

     20. ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be adjusted on the Closing Date (a) to reduce the Purchase Price by the amount allocated to any damaged or destroyed Assets as contemplated by Article 16; (b) to account for a proration of personal property taxes on the Assets, lease payments, utilities and other items commonly prorated; and (c) to account for any Deposits held by Seller on the Closing Date. Three days prior to the Closing Date, Seller will provide Purchaser with a statement of adjustments showing all proposed adjustments to the Purchase Price, such statement of adjustments having all reasonable backup documentation for such suggested adjustments. Purchaser and Seller will work to finalize all required adjustments prior to the Closing Date.

     21. SURVEY.

     21.1 Survey. Upon written request by Purchaser within ten days from and after the date hereof, Seller agrees, on behalf of Purchaser, and at Purchaser's sole cost and expense, (a) to cause a registered, licensed state surveyor approved by Purchaser and the Title Company to prepare a new or updated on the ground survey of the Mt. Morris Land (the "Survey"), and (b) to deliver to Purchaser at least three copies, to Purchaser's counsel at least one copy, and to the Title Company at least one copy of the Survey plat and a certificate under the seal of the surveyor, which shall be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, including items 1, 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 thereof. The Survey shall also include the surveyor's registered number and seal, the date of the Survey (which shall be no earlier than the date hereof), and the following narrative certificate:

     "The undersigned does hereby certify that (i) this survey was this day made upon the ground of the property reflected hereon, for the benefit of and reliance by Rush Equipment Centers of Michigan, Inc., Rush Enterprises, Inc. and Cislo Title Company, (ii) the description contained hereon is correct, (iii) the property described hereon has separate access to and from a dedicated roadway as shown hereon, (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments, improvements, overlapping of improvements, set-back lines, easements or roadways, (v) the gross and net areas (both acreage and square footage) of the property shown hereon are correct, and (vi) the area of the property is shown, if any, which lies within the one hundred year (100) year plain or any area having special flood hazards as designated by the U.S. Army Corps of Engineers, the Federal Emergency Management Agency, or any other government agency."

     The Survey shall be in form and substance acceptable to the Title Company as a basis for deleting to the maximum extent permitted by applicable title insurance regulations (at Seller's expense) the standard printed exceptions from the Leasehold Policy of Title Insurance to be delivered by Seller as provided below. The terms "net acreage" and "net square footage" as used herein shall mean the number of acres and square feet determined by the surveyor to be equal to (a) the total acreage and square footage within the surveyed parcel, less (b) the number of total acres and square feet contained within any land lying within any easement or right-of-way or other such matter as described in Subsections
(iv), (v) and (vi) above, and contained within any land lying within the 100 year flood plain. For purposes of the property description to be included in the Mt. Morris Lease, the field notes prepared by the surveyor shall control any conflicts or inconsistencies with the description herein. Without in any way limiting the foregoing, the surveyor shall provide separate written field note descriptions for each parcel comprising the Mt. Morris Land.

     21.2 Remedies for Failure to Deliver Survey. In the event Seller does not deliver the Surveys within such ten-day period, then and thereafter, Purchaser shall have the option to (a) cancel this Agreement, in which event the parties hereto shall have no further obligations hereunder, or (b) procure the Survey, at the expense of Seller (and Seller shall reimburse Purchaser immediately upon demand for all amounts incurred or expended in procuring the same, and in the event Seller does not so reimburse Purchaser, Purchaser may deduct such amounts from the Purchase Price on the Closing Date), or (c) waive the Survey requirements and proceed to close the transactions contemplated by this Agreement.

     22. TITLE COMMITMENT AND CONDITION OF TITLE.

     22.1 Title Commitment. Within ten days from and after the date hereof, at Purchaser's sole cost and expense, Seller for the benefit of Purchaser agrees to cause the Title Company to furnish

Purchaser and its counsel a Commitment for Leasehold Owner Policy of Title Insurance (the "Title Commitment") prepared and issued by the Title Company describing and covering the Mt. Morris Land listing Purchaser as the prospective named insured and showing as the policy amount $400,000. The Title Commitment shall constitute the commitment of the Title Company to insure, by title insurance in the standard form promulgated in the State of Michigan, Purchaser's leasehold interest in the Mt. Morris Land subject only to the exceptions set forth in the Title Commitment and to the standard printed exceptions except as modified below, but deleting (at Purchaser's expense in excess of the expense of a standard policy with exceptions) to the maximum extent permitted by applicable title insurance regulations the standard printed form survey exception. The standard exception as to the lien for taxes shall be limited to the year of Closing, and shall be endorsed "Not Yet Due and Payable." The Title Commitments shall contain no exception for "visible and apparent easements" or for "public or private roads" or the like. The Title Commitments shall contain no exception for "rights of parties in possession" (other than Purchaser). In addition, the Title Commitment shall provide (by endorsements or otherwise as permissible under applicable regulations) coverage against violation of restrictive covenants and zoning laws, encroachments, overlapping of improvements, shortages in area and mechanic's liens.

     22.2 Disclosure of Exceptions by Title Commitment and UCC Report. Purchaser shall have a period of 20 days from the last to be delivered to Purchaser and its counsel of each of the Survey, UCC Report, Title Commitment and the documents referred to therein as conditions or exceptions to title in which to review such items and to deliver to Seller in writing such objections as Purchaser may have to anything contained or set forth in the Survey, UCC Report, Title Commitment or title exception documents. Any items to which Purchaser does not object within such period shall be deemed to be permitted exceptions hereunder ("Permitted Exceptions"). In the event Purchaser timely objects to any matter contained in the Survey, UCC Report, Title Commitment or title exception documents, Seller shall have a reasonable time, not to exceed fifteen days from the date such objections are made known in writing to Seller, to cure such objections. Any curative actions shall be completed and all curative materials shall be filed by Seller, at its sole cost and expense, within such 15-day period. If Seller cannot cure the objections within such fifteen- day period, Purchaser shall have the option to (a) cancel this Agreement, in which event the parties shall have no further obligations hereunder; (b) if the matters to which Purchaser has objected can be cured for $50,000 or less (subject to the consent of the owner of the applicable parcel), to cure and deduct the cost of such cure from the Purchase Price; or (c) waive the objections, and proceed to close the transaction contemplated hereby in which event such objections shall be included as exceptions to title in the Mt. Morris Lease. In the event, however, that a lien indebtedness against the Mt. Morris Property (including past due taxes) is disclosed by the applicable Title Commitment or UCC Report, then Seller shall
(y) discharge such lien indebtedness prior to the Closing, or (z) authorize the Title Company to discharge such lien indebtedness at the Closing out of the Purchase Price, and all costs incurred in connection with discharging such lien indebtedness shall not count against the $50,000 amount referenced in clause (b) of the immediately preceding sentence.

     23. ENVIRONMENTAL STUDIES AND REMEDIATION ACTIVITIES.

     23.1 Environmental Studies. Within 10 days after the date hereof, Seller shall provide to Purchaser, at Seller's cost and expense, copies of (a) all existing Environmental Site Assessments (whether Phase I, Phase II or otherwise) covering all or any portion of the Mt. Morris Land, to the


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


extent the same are in Seller's possession or Seller has access to them, and (b) any other environmental studies, reports and information, including, without limitation, correspondence from Governmental Authorities, concerning the environmental condition of the Mt. Morris Land, to the extent the same are in Seller's possession or Seller has access to them (all of the foregoing information, whether obtained by Purchaser or provided by Seller, being hereinafter referred to as "Environmental Information"). At Purchaser's option
(x) Purchaser may obtain new or updated Environmental Site Assessments for the Mt. Morris Land certified to Purchaser so that Purchaser may rely on same, and/or (y) a recertification of the existing Environmental Site Assessments to Purchaser, and/or (z) Phase II Environmental Site Assessments certified to both Seller and Purchaser. Without in any way limiting the provisions of the preceding sentence, Purchaser and its contractors and representatives, at Purchaser's expense, shall have at least sixty (60) days from the date hereof (the "Feasibility Period") within which to conduct any and all engineering, environmental and economic feasibility studies and tests of the Mt. Morris Land which Purchaser, in Purchaser's sole discretion, deems necessary to determine whether the Real Property is environmentally, engineeringly and economically suitable for Purchaser's intended use. In accordance with Section 8.6 hereof, Seller has granted and hereby grants to Purchaser and its contractors and representatives access to the Mt. Morris Land for the purpose of performing such studies or tests. Such persons shall conduct their studies and tests in such a manner as to minimize interference with the Business, and, upon completion of their activities on the Mt. Morris Land shall restore each parcel of real property as nearly as is reasonably possible to the condition it was in immediately prior to such activities.

     23.2 Remediation. In the event that any of the Environmental Information or any studies or tests performed or commissioned by Purchaser indicate the existence of any Environmental Conditions on the Mt. Morris Land, then Seller shall have a period of 30 days after notification thereof in which to remediate or otherwise cure the same in accordance with all applicable Governmental Requirements or to give notice in writing to Purchaser, that it will not undertake such remediation. In the event that an Environmental Condition exists or is discovered on the Mt. Morris Land and Seller fails or refuses to remediate or otherwise cure such Environmental Condition within the required 30-day period, or in the event such Environmental Condition is not capable of being remediated or otherwise cured within such 30-day period, then Purchaser shall have the following options: (a) cancel this Agreement by written notice thereof given to Seller prior to the Closing Date, in which event the parties hereto shall have no further obligations hereunder, (b) if the Environmental Condition can be remediated or cured for $50,000 or less, to remediate or cure and deduct the cost of such cure from the Purchase Price; (c) if the Environmental Conditions affect a portion, but not all, of the Mt. Morris Land, to elect to delete the portion of the real property so affected from the definition of "Mt. Morris Land" hereunder and to lease only the newly defined "Mt. Morris Land" at Closing, or (d) waive in writing the remediation or cure of such Environmental Condition (without in any way waiving Purchaser's rights under Article 13 hereof pertaining to Seller's environmental indemnification) and proceed to close the sale contemplated by this Agreement.

     24. GENERAL PROVISIONS.

     24.1 Governing Law; Interpretation; Section Headings. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to conflict-of-laws rules as applied in Michigan. The section headings contained herein are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

     24.2 Severability. Should any provision of this Agreement be held unenforceable or invalid under the laws of the United States of America or the State of Texas, or under any other applicable laws of any other jurisdiction, then the parties hereto agree that such provision shall be deemed modified for purposes of performance of this Agreement in such jurisdiction to the extent necessary to render it lawful and enforceable, or if such a modification is not possible without materially altering the intention of the parties hereto, then such provision shall be severed herefrom for purposes of performance of this Agreement in such jurisdiction. The validity of the remaining provisions of this Agreement shall not be affected by any such modification or severance, except that if any severance materially alters the intentions of the parties hereto as expressed herein (a modification being permitted only if there is no material alteration), then the parties hereto shall use commercially reasonable efforts to agree to appropriate equitable amendments to this Agreement in light of such severance, and if no such agreement can be reached within a reasonable time, any party hereto may initiate arbitration under the then current commercial arbitration rules of the American Arbitration Association to determine and effect such appropriate equitable amendments.

     24.3 Entire Agreement. This Agreement, the Schedules and the documents and agreements referenced herein set forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersede all prior agreements, arrangements and understandings related to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied or referenced in this Agreement, the Schedules or the documents or agreements referenced herein, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

     24.4 Binding Effect. All the terms, provisions, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

     24.5 Assignment. This Agreement and the rights and obligations of the parties hereto shall not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

     24.6 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms, provisions, representations, warranties, covenants or conditions hereof may be waived, only by a written instrument executed by all parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition contained in this Agreement, or of the breach of any term, provision, representation, warranty or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, provision, representation, warranty or covenant.

     24.7 Gender; Numbers. All references in this Agreement to the masculine, feminine or neuter genders shall, where appropriate, be deemed to include all other genders. All plurals used in this Agreement shall, where appropriate, be deemed to be singular, and vice versa.

     24.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as signatories.

     24.9 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     24.10 Press Releases. No press releases or other public announcement with respect to this Agreement or the transactions contemplated herein shall be made prior to the Closing Date without the joint approval of Purchaser and Seller, except as required by law.

     24.11 Expenses. Whether or not the transactions contemplated hereby are consummated, each of the parties will pay all costs and expenses of its or his performance of and compliance with this Agreement.

     24.12 Arbitration. Except for the provisions of Articles 14 and 15 of this Agreement dealing with restrictive covenants and non-disclosure of confidential information, with respect to which the Rush Parties expressly reserve the right to petition a court directly for injunctive and other relief, any controversy of any nature whatsoever, including but not limited to tort claims or contract disputes, between the parties to this Agreement or their respective heirs, executors, administrators, legal representatives, successors and assigns, as applicable, arising out of or related to this Agreement, including the implementation, applicability and interpretation thereof, shall, upon the written request of one party served upon the other, be submitted to and settled by arbitration in accordance with the provisions of the Federal Arbitration Act, 9 U.S.C. ss.ss.1-15, as amended. The terms of the commercial arbitration rules of the American Arbitration Association shall apply except to the extent they conflict with the provisions of this paragraph. If the amount in controversy in the arbitration exceeds Two Hundred and Fifty Thousand Dollars ($250,000), exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three independent arbitrators. Otherwise, the arbitration shall be conducted by a single independent arbitrator. The parties shall endeavor to select independent arbitrators by mutual agreement. If such agreement cannot be reached within 30 calendar days after a dispute has arisen which is to be decided by arbitration, the selection of the arbitrator(s) shall be made in accordance with Rule 13 of the Rules as presently in effect. If three arbitrators are selected, the arbitrators shall elect a chairperson to preside at all meetings and hearings. If a dispute is to be resolved by a sole arbitrator in accordance with the terms hereof, or if the dispute is to be resolved by a panel of three arbitrators as provided hereinabove, then each such arbitrator shall be a member of a state bar engaged in the practice of law in the United States or a retired member of a state or the federal judiciary in the United States. The award of the arbitrator(s) shall require a majority of the arbitrators in the case of a panel of arbitrators, shall be based on the evidence admitted and the substantive law of the State of Texas and shall contain an award for each issue and counterclaim. The award shall be made 30 days following the close of the final hearing and the filing of any post hearing briefs authorized by the arbitrator(s). The award of the arbitrator(s) shall be final and binding on the parties hereto. Each party shall be entitled to inspect and obtain a copy of non-privileged relevant documents in the possession or control of the other party. All such discovery shall be in accordance with procedures approved by the arbitrator(s). Unless otherwise provided in the award, each party shall bear its own costs of discovery. Each party shall be entitled to take one deposition. Each party shall be entitled to submit one set of interrogatories which require no more than 30 answers. All discovery shall be expedited, consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards. The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas. Without limiting the scope of the parties' obligation to arbitrate disputes pursuant to this Section, the arbitrator(s) are not empowered to award damages including, without limitation, punitive damages and multiple damages under applicable Texas statutes, in excess of compensatory damages; provided that in no event shall consequential damages be awarded. Each of Rush, Purchaser and Seller hereby irrevocably waives and releases any right to recover such damages in excess of those damages authorized by this Section. The arbitrator(s) may require the non-prevailing party to pay the prevailing party's attorneys' fees and costs incurred in connection with the arbitration. It is further agreed that any of the parties hereto may petition the United States District Court for the Western District of Texas for a judgment to be entered upon any award entered through such arbitration proceedings.

     24.13 Assignment of Contracts. Notwithstanding any other provision of this Agreement, nothing in this Agreement or any related document shall be construed as an attempt to assign (a) any Contract which, as a matter of law or by its terms, is non-assignable without the consent of the other parties thereto unless such consent has been given, or (b) any Contract or claim as to which all of the remedies for the enforcement thereof enjoyed by Seller would not, as a matter of law or by its terms, pass to Purchaser as an incident of the transfers and assignments to be made under this Agreement. In order, however, that the full value of every Contract and claim of the character described in clauses (a) and
(b) above and all claims and demands on such Contracts may be realized for the benefit of Purchaser, Seller, at the request and expense and under the direction of Purchaser, shall take all such action and do or cause to be done all such things as will, in the opinion of Purchaser, be necessary or proper in order that the obligations of Seller under such Contracts may be performed in such manner that the value of such Contract will be preserved and will inure to the benefit of Purchaser, and for, and to facilitate, the collection of the moneys due and payable and to become due and payable thereunder to Purchaser in and under every such contract and claim. Seller shall promptly pay over to Purchaser all moneys collected by or paid to it in respect of every such contract, claim or demand. Nothing in this Section shall relieve Seller of its obligations to obtain any consents required for the transfer of the Assets and all rights thereunder to Purchaser, or shall relieve Seller from any liability to Purchaser for failure to obtain such consents.


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


     24.14 Further Actions. From time to time, at the request of any party hereto, the other parties hereto shall execute and deliver such instruments and take such action as may be reasonably requested to evidence the transactions contemplated hereby.

     24.15 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telex or telegram or by facsimile or other similar instantaneous electronic transmission device or mailed first class, postage prepaid, certified United States mail, return receipt requested, as follows:

          (a) If to Purchaser, at:

          Rush Equipment Centers of Michigan, Inc.
          P. O. Box 34630
          San Antonio, Texas  78265
          Attention: W. Marvin Rush
          Facsimile No.: (210) 662-8017

          With a copy to:

          Fulbright & Jaworski L.L.P.
          300 Convent Street, Suite 2200
          San Antonio, Texas  78205
          Attention: Phillip M. Renfro, Esq.
          Facsimile No.:  (210) 270-7205

          (b) If to Rush, at:

          Rush Enterprises, Inc.
          P. O. Box 34630
          San Antonio, Texas  78265
          Attention: W. Marvin Rush
          Facsimile No.: (210) 662-8017

          With a copy to:

          Fulbright & Jaworski L.L.P.
          300 Convent Street, Suite 2200
          San Antonio, Texas  78205
          Attention: Phillip M. Renfro, Esq.
          Facsimile No.:  (210) 270-7205


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


          (c) If to Seller, at:

          Attn:  Thomas B. Calvert
          4979 Skelton Road
          Columbiaville, Michigan 48421

          With a copy to:

          Webster, Looby & Baumgarten, C.P.A.
          G-3497 Richfield Road
          Flint, Michigan  48506
          Attention: Paul Webster, C.P.A.
          Facsimile No.: (810) 736-9608

          AND

          Hicks, Shaheen & Schmidlin, PLC
          2300 Austin Parkway, Suite 120
          Flint, Michigan  48507
          Attention:  William A. Shaheen, Jr., Esq.
          Facsimile No.: (810) 232-5538

          (d) If to Shareholder, at:

          Thomas B. Calvert, Trustee of Thomas B. Calvert Trust
          4979 Skelton Road
          Columbiaville, Michigan 48421;

provided that any party may change its address for notice by giving to the other party written notice of such change. Any notice given under this Section shall be effective when received at the address for notice for the party to which the notice is given.

     24.16 Risk of Loss. Seller shall bear all risk of loss to the Assets until such time as the Closing has occurred and title to the Assets has passed to the Purchaser.

   (Remainder of page intentionally left blank, signatures on following page)


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     IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first above written.

                          RUSH:

                          RUSH ENTERPRISES, INC.



                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Title:
                                ------------------------------------------------

                          PURCHASER:

                          RUSH EQUIPMENT CENTERS
                            OF MICHIGAN, INC.



                          By:
                             ---------------------------------------------------
                          Name:
                               -------------------------------------------------
                          Title:
                                ------------------------------------------------


                          SELLER:

                          CALVERT SALES, INC.



                          By:
                             ---------------------------------------------------
                              Thomas B. Calvert, President

                          SHAREHOLDER:



                          ------------------------------------------------------
                          Thomas B. Calvert, Trustee of Thomas B. Calvert Trust


                                       51